UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. N/A)
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Definitive Proxy Statement

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Berry Global Group, Inc.

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January 24, 2018
Dear Stockholder:
The directors and officers of Berry Global Group, Inc. join me in inviting you to attend our Annual Meeting of Stockholders on March 1, 2018, at 10:00 a.m., Central Time, at the Tropicana Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana 47708. The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. After reading the Proxy Statement, please submit your proxy through the Internet or by touch-tone telephone, or complete, sign, date and promptly return the proxy card by mail in the enclosed self-addressed envelope. We must receive votes submitted via mail, the Internet (via www.proxyvote.com) or by touch-tone telephone by 11:59 p.m., Eastern Time, on February 28, 2018 in order for them to be counted at the Annual Meeting. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.
We urge you to submit your proxy promptly. Even after submitting the proxy, you may, of course, vote in person on all matters brought before the meeting.
Sincerely,
Thomas E. Salmon
Chief Executive Officer

Notice of Annual Meeting of
Stockholders
Berry Global Group, Inc.
March 1, 2018
10:00 a.m., Central Time
Tropicana Executive Conference Center
450 NW Riverside Dr., Evansville, Indiana 47708
ITEMS OF BUSINESS
(1)
To elect four director nominees to Berry’s Board of Directors for one-year terms;

(2)
To approve an amendment to our 2015 Long-Term Incentive Plan to increase the number of shares of common stock reserved for issuance by 5 million shares;

(3)
To ratify the selection of Ernst & Young LLP as Berry’s independent registered public accountants for the fiscal year ending September 29, 2018; and

(4)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are Robert V. Seminara, Robert A. Steele, Thomas E. Salmon, and Paula A. Sneed. Messrs. Seminara, Steele, and Salmon presently serve as directors of Berry. Ms. Sneed has been nominated to fill the vacancy that will occur upon Dr. Rich’s retirement effective February 1, 2018. We describe each of the foregoing proposals in more detail in the accompanying Proxy Statement, which you should read in its entirety before voting.
RECORD DATE
Only stockholders of record at the close of business on January 8, 2018, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.
PROXY VOTING
We encourage you to attend our Annual Meeting. Whether you are able to attend or not, we urge you to indicate your vote by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the Proxy Statement.
By order of the Board of Directors,
/s/ Jason K. Greene

Chief Legal Officer and Secretary
January 24, 2018
Evansville, Indiana

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to Be Held on Thursday, March 1, 2018:
The proxy materials for the Annual Meeting are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY
This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Proxy Voting Matters
Our Board’s Recommendation

Proposal 1 – Election of Directors (page 31)
The Board and the Nominating and Governance Committee believe that the four director nominees possess the necessary qualifications to provide effective oversight of the Company’s business.
FOR each Director Nominee
Proposal 2 – Amendment of 2015 Long-Term Incentive Plan (page 31)
The Board recommends that stockholders approve an amendment to our 2015 Long-Term Incentive Plan to increase the number of shares of common stock reserved for issuance by 5 million shares.	FOR
Proposal 3 – Ratification of the Appointment of Ernst & Young LLP as Independent Auditors (page 35)
The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Independent Auditors for the fiscal year ending September 29, 2018 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the Independent Auditors.	FOR
How to Cast Your Vote
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Submitting a Proxy by Mail:   Return your completed and signed proxy card in the postage paid envelope provided or to the address shown on the proxy card. The proxy card must be received by February 28, 2018.

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Submitting a Proxy via the Internet:   www.proxyvote.com by 11:59 p.m., Eastern Time, on February 28, 2018.

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Submitting a Proxy by Telephone:   Call the number shown on your proxy card or voter instruction form by 11:59 p.m., Eastern Time, on February 28, 2018.

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Submitting a Proxy in Person at the Annual Meeting:   You may vote your shares in person at the Annual Meeting.

Director Nominees
Name	Age	Occupation	Committee Membership	Independent	Other Boards
Robert V. Seminara	46	Senior Partner with Apollo Global Management		✓	Latecoere (a leader in the field of aerostructures and interconnection systems) and Verallia (a global and innovative glass manufacturer).
Robert A. Steele	62	Retired Procter & Gamble Vice Chairman Global Health and Well-being	NGC	✓	LSI Industries, Inc. (NASDAQ: LYTS)
Thomas E. Salmon	54	Berry Chief Executive Officer(1)
Paula A. Sneed	70	Chairperson and CEO of Phelps Prescott Group LLC		✓	Charles Schwab Corporation (NYSE: SCHW) and TE Connectivity Ltd. (NYSE: TEL)
AC = Audit Committee
CC = Compensation Committee
NGC = Nominating and Governance Committee
(1)
The Board unanimously elected Mr. Salmon to succeed Dr. Rich as Chairman of the Board effective February 1, 2018.

2018 Proxy Statement

PROXY STATEMENT SUMMARY
Governance Highlights
We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. The Corporate Governance section beginning on page 13 describes our governance framework, which includes the following highlights:
Board Independence
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9 of our 11 current directors are independent.

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Mr. Salmon will be the only management director upon Dr. Rich’s retirement effective February 1, 2018.

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There are regular executive sessions for independent directors and any independent director may raise matters for discussion at these executive sessions.

Board Composition
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The Board has fixed the number of directors at 11 as of the Annual Meeting.

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We regularly assess our Board performance and can adjust the number of directors according to our needs.

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Our Board has a diverse mix of skills, experience and backgrounds.

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Our director attendance for Board and committee meetings was in excess of 75% in fiscal 2017

Accountability to Stockholders
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Proxy Access.   In 2016, we implemented proxy access, allowing a stockholder or group of up to 20 stockholders continuously owning an aggregate of 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the number of directors then in office or two nominees, provided the stockholders and nominees otherwise satisfy the requirements of our Bylaws.

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Majority Voting/Director Resignation Policy.   In 2017 we implemented a majority voting policy for uncontested director elections providing that each director shall be elected by the vote of the majority of the votes cast. We also implemented a director resignation policy providing that any incumbent director nominee in an uncontested election who receives a greater number of votes “against” than votes “for” such nominee’s election shall promptly tender his or her resignation to the Board for the Board’s consideration.

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Board Declassification.   Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for the annual election of directors after a transition period.

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We do not have a poison pill.

Independent Board Committees
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We have three Board committees – Audit, Nominating and Governance, and Compensation.

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All of the Board committees are composed entirely of independent directors, and each has a written charter that is reviewed and reassessed annually and is posted on our website.

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Our Board and each committee may engage independent advisors at its sole discretion.

Risk Oversight
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Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Succession Planning
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The Board actively monitors our succession plans and receives regular updates on talent management, diversity and retention matters. At least annually, the Board reviews senior management succession and development plans.

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The Board periodically evaluates Board succession and the processes by which additional directors with strong and diverse experience can be attracted and selected for future Board seats.

Board/Committee Self-evaluation	• We have an annual self-evaluation process for the Board. • We have an annual self-evaluation process for each standing Committee of the Board.
Robust Director and Executive Officer Share Ownership Guidelines
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Our share ownership guidelines require each director, the Chief Executive Officer, and each Chief Executive Officer direct report who is an Executive Vice President or above, on or before the end of a five (5) year transition period, to have a financial stake in Berry common stock with a value equivalent to:

■   Non-employee directors: 4 times annual cash retainer
■   Chief Executive Officer: 6 times base salary
■   Chief Executive Officer direct reports: 3 times base salary

Ethics/Corporate Responsibility
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All of our directors and Executive Officers are required to abide by the Company’s Code of Business Ethics and Certification and Supplemental Code of Ethics.

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The Company has an active ethics and compliance program, which includes regular employee training.

2018 Proxy Statement

PROXY STATEMENT SUMMARY
Executive Compensation Highlights
Our Compensation Philosophy — Pay for Performance. The Company believes that executive compensation should be designed to align closely the interests of its Senior Management Group (as defined in “Executive Compensation — Compensation Discussion and Analysis”) and stockholders and to attract, motivate, reward and retain superior management talent. The Company’s executive compensation is comprised of the following components:
	Plan	Purpose	Relevant Performance Metric and Description
Annual/Short Term Incentive	Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility associated with position held	Based on individual performance, position, and responsibility	Fixed
	Executive Bonus Plan	To provide a short-term annual performance-based cash incentive opportunity through a bonus plan that is based upon achievement of the established performance goals
Bonus is determined based on two components that are tied directly to the performance of the Company:
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an Adjusted EBITDA target (75% of the target award), and

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an economic value growth target (25% of the target award)

Variable
Long-Term Incentive	Long-Term Incentive Plan	To provide long-term incentive opportunities in the form of equity awards in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning their interests with the interests of our stockholders	Option awards vest over a five-year period and incentivize performance as the options have value only to the extent the market value of the Company stock increases following issuance

The pie charts below show the mix of aggregate Named Executive Officer compensation by type, form, and length, at target for 2017:
Based on our actual results for the fiscal year ended September 30, 2017, Adjusted EBITDA performance was 97% of target and economic value growth was 113% of target, which resulted in a total annual bonus payout to our Named Executive Officers equal to 57% of base salary, with the exception of Dr. Rich and Mr. Salmon, who each earned an annual bonus payout equal to 87% of base salary for the portion of fiscal 2017 that each served as Chief Executive Officer and 57% of base salary during the remainder of fiscal 2017.

2018 Proxy Statement

BERRY GLOBAL GROUP, INC.
Proxy Statement for Annual Meeting of Stockholders March 1, 2018
In this Proxy Statement, Berry Global Group, Inc. and its subsidiaries are collectively referred to as “we,” “us,” “our,” “our Company,” “the Company” or “Berry.”
Questions and Answers about this Annual Meeting
Why did I receive this Proxy Statement?
As a Berry stockholder, you received this Proxy Statement because our Board of Directors is soliciting your proxy to vote at its upcoming Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, March 1, 2018, at 10:00 a.m., Central Time, at the Tropicana Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana 47708.
This Proxy Statement summarizes the information you need to know to vote on an informed basis at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. See “How do I vote my shares before the Annual Meeting?” We will begin distributing this Proxy Statement, the attached notice of Annual Meeting and the proxy card(s) on or about January 24, 2018.

What am I voting on?
If you hold shares of common stock, you are being asked to consider and vote on the following proposals:
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To elect four director nominees to Berry’s Board of Directors for one-year terms;

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To amend our 2015 Long-Term Incentive Plan (the “2015 Plan”) to increase the number of shares of common stock reserved for issuance by 5 million shares; and

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To ratify the selection of Ernst & Young LLP as Berry’s independent registered public accountants for the fiscal year ending September 29, 2018.

Who is entitled to vote?
Holders of outstanding common stock as of the close of business on January 8, 2018, the record date, are entitled to vote at the Annual Meeting. As of January 8, 2018, 131,128,274 shares of common stock were outstanding. Each holder of our common stock as of the record date will be entitled to one vote per share.

Has the Board of Directors made any recommendation with respect to each proposal?
The Board of Directors recommends that holders of common stock vote (i) FOR the election of each director nominee; (ii) FOR the amendment of the 2015 Plan to increase the number of shares of common stock reserved for issuance by 5 million shares and (iii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 29, 2018.

What does it mean if I get more than one proxy card?
If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.
How do I vote my shares before the Annual Meeting?
Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
If you hold your shares in your own name, you may submit a proxy by one of several methods:
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Submitting a Proxy by Mail:   If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card. The proxy card must be received by February 28, 2018.

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Submitting a Proxy by Telephone or via the Internet:   If you choose to submit a proxy by telephone or via the Internet, follow the instructions provided on the proxy card. If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on February 28, 2018.

2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
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Submitting a Proxy in Person at the Annual Meeting:   You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted, if you later decide not to, or are unable to, attend the meeting.

By casting your vote, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
Shares held in street name are shares held electronically in the account of a broker. The actual stockholder is referred to as the beneficial owner. Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 29, 2018. However, unless you provide voting instructions to your broker, your broker does not have authority to vote on the election of directors or the amendment to the 2015 Plan. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you hold shares in your own name (i.e. do not hold shares in “street name”) and provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your own name and return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf (i) FOR the election of each director nominee; (ii) FOR the amendment of the 2015
Plan; and (iii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 29, 2018. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion as well.

What constitutes a quorum?
Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares.

How many votes are needed for approval of each proposal?
The affirmative vote of a majority of the votes cast is required to elect directors (Proposal 1). The affirmative vote of majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve the amendment to the 2015 Plan (Proposal 2) and to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 29, 2018 (Proposal 3). A broker non-vote and an abstention or vote withheld with respect to the election of directors is not a vote cast and, therefore, will have no effect on the outcome of the election of directors. An abstention with respect to Proposal 2 or Proposal 3 will not be voted, although it will be counted for the purpose of determining the number of shares represented at the meeting and entitled to vote on the matter. Accordingly, an abstention will have the effect of a vote against Proposal 2 or Proposal 3. Broker non-votes have no effect on the outcome of the voting on Proposal 2 or Proposal 3.

How can I change my vote?
You may revoke your proxy at any time before it is exercised by:
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Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

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Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting; or

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Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:
Berry Global Group, Inc.
101 Oakley Street
Evansville, Indiana 47710
Attention: Jason K. Greene, Chief Legal Officer and Secretary

2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before we begin voting.
If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Does Berry offer an opportunity to receive future proxy materials electronically?
Yes. If you are a stockholder of record, you may, if you wish, receive future Proxy Statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.
If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.
Electronic delivery saves Berry money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. Berry charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.
You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964.

Who can attend the Annual Meeting?
All stockholders as of January 8, 2018 can attend.
What do I do if I have additional questions?
If you have any questions prior to the Annual Meeting, please contact our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964.

2018 Proxy Statement

2018 DIRECTOR NOMINEES AND CONTINUING DIRECTORS
NOMINEES
Thomas E. Salmon

Age: 54
Chief Executive Officer and Director
Chairman of the Board as of February 1, 2018
Term to Expire: 2019
Thomas E. Salmon has been Chief Executive Officer of Berry since February 2017. Prior to becoming Chief Executive Officer of Berry, Mr. Salmon served as President and Chief Operating Officer of Berry since October 2016. He previously served as President of Berry’s Consumer Packaging Division from November 2015 until October 2016, President of Berry’s Rigid Closed Top Division from November 2014 until November 2015, and President of Berry’s Engineered Materials Division from 2003 until November 2014. Mr. Salmon holds a Bachelor of Business Administration from Saint Bonaventure University in Western New York. Mr. Salmon’s position as our Chief Executive Officer, extensive familiarity with our Company and extensive experience in the plastics and packaging business qualify him to serve as a director of the Company. The Board unanimously elected Mr. Salmon to succeed Dr. Rich as Chairman of the Board effective February 1, 2018.
Robert V. Seminara

Age: 46
Director
Term to Expire: 2019
Robert V. Seminara has been a member of our Board of Directors since September 2006. Mr. Seminara is a Senior Partner with Apollo Global Management, which he joined in 2003. Prior to that time, Mr. Seminara was a member of the Private Equity Group at Evercore Partners from 1996 to 2003. Prior to his tenure at Evercore, Mr. Seminara was employed by Lazard Frères & Co. in the firm’s Media & Communications Group. Mr. Seminara is a member of the board of managers of Latecoere and Verallia. He previously served on the board of directors of NCL Corporation Ltd., Momentive Specialty Chemicals, Inc., Momentive Performance Materials Holdings, LLC and SkyLink Aviation. Mr. Seminara graduated summa cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business. Mr. Seminara’s extensive financial and business experience qualifies him to serve as a director of the Company.
Paula A. Sneed

Age: 70
Director Nominee
Term to Expire: 2019
Paula A. Sneed is the Chairperson and CEO of Phelps Prescott Group LLC (PPG), a strategy and management consultancy she cofounded in 2007. She retired from General Foods / Kraft Foods in 2006 after a 29 year career during which she held a variety of marketing, general management and senior executive roles including President of two operating divisions, Chief Marketing Officer, Executive Vice President e-Commerce and Executive Vice President, Global Marketing Resources and Initiatives. Ms. Sneed is a
Director of Charles Schwab Corporation, TE Connectivity Ltd., The Family Independence Initiative, Turnaround For Children, and the Surge Institute and New Schools Venture Fund. She is a former Director of Hercules Inc., Airgas Inc., Communispace Inc., American Marketing Association, Right To Play and Teach For America national and Chicago regional boards. She is also a former trustee of Simmons College and Illinois Institute of Technology. Ms. Sneed earned a BA from Simmons College and an MBA from Harvard Business School. She received an honorary Doctorate degree in Business Administration from Johnson and Wales University. Ms. Sneed’s extensive management and marketing experience, particularly in the consumer products industry, qualifies her to serve as a director of the Company.
Robert A. Steele

Age: 62
Director
Term to Expire: 2019
Robert A. Steele has been a member of our Board of Directors since October 2014. In 2011, Mr. Steele retired from Procter & Gamble as the company’s Vice Chairman Health Care. During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care, and Group President of North American Operations. Mr. Steele is a board member of LSI Industries, Inc., where he serves on the Nominating and Governance Committee and Audit Committee. Mr. Steele was previously a member of the board of directors of the Keurig/Green Mountain Coffee Company, Beam Inc. and Kellogg Company. Mr. Steele has a bachelor’s degree in Economics from College of Wooster and a M.B.A. from Cleveland State University. Mr. Steele’s in-depth knowledge of the global consumer goods market and his leadership and business experience qualifies him to serve as a director of the Company.
CONTINUING DIRECTORS
B. Evan Bayh

Age: 62
Director
Term Expiration: 2020
B. Evan Bayh has been a member of our Board of Directors since October 2011. Mr. Bayh is a senior advisor with Apollo Global Management and a partner with McGuireWoods LLP and is a former U.S.Senator and Indiana Governor. He was a member of the U.S. Senate from the State of Indiana from 1998 until his retirement in 2011. While in the Senate, he served on a variety of committees, including the Banking, Housing and Urban Affairs Committee, and the Committee on Small Business and Entrepreneurship. Prior to serving in the Senate, Mr. Bayh served as Indiana Governor from 1988 to 1997. Mr. Bayh also serves on the board of directors of Fifth Third Bancorp, Inc., Marathon Petroleum Corporation, and RLJ Lodging Trust. He previously served on the board of directors of McGraw-Hill Education Inc. Mr. Bayh’s many years of service in elected office, including as the chief executive of a large Midwestern state, qualifies him to serve as a director of the Company.

2018 Proxy Statement

2018 DIRECTOR NOMINEES AND CONTINUING DIRECTORS
CONTINUING DIRECTORS
Jonathan F. Foster

Age: 57
Director
Term Expiration: 2020
Jonathan F. Foster has been a member of our Board of Directors since April 2014. Since 2008 Mr. Foster has served as Managing Director of Current Capital LLC, a private equity investing and management services firm. From 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. Mr. Foster has served in numerous key executive leadership positions including: Executive Vice President – Finance and Business Development of Revolution LLC; Managing Director of The Cypress Group; Senior Managing Director and Head of Industrial Products and Services Mergers and Acquisitions at Bear Stearns & Co; and Executive Vice President, Chief Operating Officer, and Chief Financial Officer of ToysRUs.com, Inc. Prior to the aforementioned positions, Mr. Foster was with Lazard, including as a Managing Director, for over 10 years, primarily in mergers and acquisitions. Mr. Foster is a board member of Masonite International Corporation and Lear Corporation. He was previously a member of the board of directors of Sabine Oil & Gas Corporation, Smurfit-Stone Container Corporation, and Chemtura Corporation, as well as a Trustee of the New York Power Authority. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting and Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School. Mr. Foster’s investment banking, finance, and investment experience qualifies him to serve as a director of the Company.
Idalene F. Kesner

Age: 59
Director
Term Expiration: 2019
Idalene F. Kesner has been a member of our Board of Directors since April 2014. Dr. Kesner has served as dean for Indiana University’s Kelley School of Business, since July 2013. Dr. Kesner joined the Kelley School faculty in 1995, coming from a titled faculty position at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. While at Indiana University, Dr. Kesner has served as co-director of the School’s Consulting Academy, Chairwoman of Kelley’s Full-Time M.B.A. Program, Chairwoman of the Department of Management and Entrepreneurship, and Associate Dean for Faculty & Research. In addition to teaching various graduate-level courses in the area of strategic management, Dr. Kesner has taught in more than 100 executive programs and served as a consultant for many national and international firms, working on strategic issues. Her research has focused on the areas of corporate boards of directors, corporate governance, and mergers and acquisitions. Dr. Kesner serves on the board of advisors for Lincoln Industries, and she serves on the board of directors for Main Street America Group. In May 2014, she retired from the board of directors of Sun Life Financial. Dr. Kesner also serves on several non-profit boards including the Association to Advance Collegiate Schools of Business, Kelley Executive Education Foundation, Inc., and Indiana University Research and Technology Center. Dr. Kesner holds an M.B.A. and Ph.D. in business administration from Indiana University and a bachelor’s degree in business administration from Southern Methodist University. Dr. Kesner’s leadership and business acumen as well as her prior years of service on various corporate boards qualify her to serve as a director of the Company.
Carl J. (Rick) Rickertsen

Age: 57
Director
Term Expiration: 2019
Carl J. (Rick) Rickertsen has been a member of our Board of Directors since January 2013. Mr. Rickertsen is currently a managing partner of Pine Creek Partners, a private equity investment firm based in Washington, D.C., a position he has held since January 2004. He has worked in private equity since 1987. Prior to founding Pine Creek Partners in 2004, Mr. Rickertsen was chief operating officer and partner of Thayer Capital Partners from 1998 to 2004. Mr. Rickertsen was a founding partner of three Thayer investment funds and is a published author. He serves on the board of directors of MicroStrategy and Apollo Senior Credit Funds (AIF and AFT). He was formerly a board member of Noranda Corporation, Convera Corporation, UAP Holding Corp., and Homeland Security Capital Corporation. Mr. Rickertsen graduated with distinction from Stanford University and Harvard Graduate School of Business, obtaining a B.S. in Industrial Engineering from Stanford and M.B.A. from Harvard. Mr. Rickertsen’s extensive business experience qualifies him to serve as a director of the Company.
Ronald S. Rolfe

Age: 72
Director
Term Expiration: 2020
Ronald S. Rolfe has been a member of our Board of Directors since October 2013. Until his retirement as a partner in 2010, Mr. Rolfe was a member of the Litigation Department at Cravath, Swaine & Moore LLP for more than 40 years. During his tenure, Mr. Rolfe led major antitrust and securities cases; SEC, NYSE, NASDAQ, and grand jury investigations; and, a wide range of commercial litigation and arbitrations. He was also active in major merger and acquisition transactions and corporate governance advice. Mr. Rolfe is a board member of Time Inc. where he serves as Chairman of the Audit and Finance Committee and is a member of the Nominating and Governance Committee; and during the period 2014 - 2017 was a director of Reynolds American, Inc. where he served on the Audit and Finance Committee, and Nominating and Governance Committees. During the period 2013-2016, Mr. Rolfe was a member of the board of Noranda Aluminum Holding Corporation where he served on the Environmental, Health, and Safety Committee and the Nominating and Governance Committee. Mr. Rolfe is also a member of the boards of Advanced Assessment Systems, Inc. and Cloudlex, Inc. and the Advisory Board of Space Time Insight, Inc. He holds an A.B. from Harvard College and graduated magna cum laude with a J.D. from Columbia Law School, where he served as an editor of the Columbia Law Review. Mr. Rolfe was also a Harlan Fiske Stone Scholar and James Kent Scholar. Mr. Rolfe dedicates much time to both professional organizations and civic endeavors, including serving as President Emeritus and a Trustee of the board of The Allen-Stevenson School and a Trustee and Chair of the Nominating and Governance Committee of De La Salle Academy. Mr. Rolfe’s extensive experience working with public companies and governance issues in both legal counsel and director and committee member capacities qualifies him to serve as a director of the Company.

2018 Proxy Statement

2018 DIRECTOR NOMINEES AND CONTINUING DIRECTORS
Stephen E. Sterrett

Age: 62
Director
Term Expiration: 2019
Stephen E. Sterrett has been a member of our Board of Directors since January 2015. Mr. Sterrett retired on December 31, 2014 as the Sr. Executive Vice President and Chief Financial Officer of Indianapolis-based Simon Property Group, Inc., a position he held since 2000. From 1993 to 2000 Mr. Sterrett held the position of Treasurer with Simon. Prior to joining the Simon organization in 1988 he was a senior manager with the international accounting firm of Price Waterhouse. Mr. Sterrett currently serves on the boards of Equity Residential and Realty Income Corporation, both S&P 500 companies. He also serves on the board of directors of the following not for profit companies: the Indiana Golf Association and its Foundation, the Indiana University Center for Real Estate Studies and the Kelley School of Business Dean’s Council, the Indiana State Seniors Golf Association and Tindley Accelerated Schools. Mr. Sterrett holds a B.S. degree in accounting and an M.B.A. in finance, both from Indiana University. Mr. Sterrett’s extensive accounting and financial experience qualifies him to serve as a director of the Company.
Scott B. Ullem

Age: 51
Director
Term Expiration: 2019
Scott B. Ullem has been a member of our Board of Directors since July 2016. Mr. Ullem became Chief Financial Officer of Edwards Lifesciences Corporation in January 2014. Prior to joining Edwards, he served from May 2010 to December 2013 as Chief Financial Officer of Bemis Company Inc. Mr. Ullem served from 2008 to May 2010 as the Vice President, Finance of Bemis. Before joining Bemis, Mr. Ullem spent 17 years in investment banking, serving as Managing Director at Goldman Sachs and later for Bank of America. Mr. Ullem earned a bachelor’s degree in political science from DePauw University and an M.B.A. from Harvard Business School. Mr. Ullem’s extensive accounting and financial experience and in-depth knowledge of the packaging market qualify him to serve as a director of the Company.

EXECUTIVE OFFICERS
Thomas E. Salmon

Age: 54
Chief Executive Officer and Director
Chairman of the Board as of February 1, 2018
See page 7 above for biographical information for Mr. Salmon.
Jonathan D. Rich

Age: 62
Executive Chairman
Term Expiration: 2018 (resigned effective February 1, 2018)
Jonathan D. Rich has been Executive Chairman since February 2017. Prior to becoming Executive Chairman, Dr. Rich served as Chairman and Chief Executive Officer of Berry from October 2010 to February 2017. Dr. Rich has a B.S. in Chemistry from Iowa State University, and a Ph.D. in Chemistry from the University of Wisconsin. Dr. Rich is a member of the board of managers of Hexion Holdings LLC, the indirect parent of Hexion Inc., where he serves on the Environmental, Health and Safety Committee. Dr. Rich’s experience as our former Chief Executive Officer, his extensive management experience in the chemical industry and his skills in business leadership and strategy qualify him to serve as a director of the Company. Dr. Rich has advised the Board of Directors of his intention to retire as Executive Chairman and member of our Board of Directors on February 1, 2018.
Mark W. Miles

Age: 46
Chief Financial Officer and Treasurer
Mark W. Miles has been Chief Financial Officer since January 2014. Mr. Miles previously served as Berry’s Executive Vice President, Controller and Treasurer from August 2005 to January 2014. Mr. Miles started with the Company as Corporate Controller in 1997.
Curtis L. Begle

Age: 42
President, Engineered Materials Division
Curtis L. Begle has been President of Berry’s Engineered Materials Division since November 2014. Mr. Begle previously served as President of Berry’s Rigid Closed Top Division from December 2009 to November 2014. He holds a bachelor’s degree in business administration from the University of Evansville and a master’s degree in business administration from the University of Southern Indiana.
Jean-Marc Galvez

Age: 51
President, Consumer Packaging Division
Jean-Marc Galvez has been President of Berry’s Consumer Packaging Division since January 2017. He previously served as President – Europe, Middle East, India, and Africa of Berry’s Health, Hygiene and Specialties Division from November 2015 to January 2017. He was President – EMEIA Global Building and Geosynthetics for AVINTIV, Inc. (“Avintiv”), which Berry acquired in 2015, from May 2014 to November 2015 and served as Senior Vice President and General Manager of the EMEIA region at Polymer Group, Inc. from April 2012 to May 2014. He holds a master’s and bachelor’s degree in chemical engineering from Ecole Nationale Superieure de Chimie in Montpellier, France and has completed its general manager executive education at IESE Business School.
Scott M. Tracey

Age: 49
President, Health, Hygiene, and Specialties Division
Scott M. Tracey has been President of Berry’s Health, Hygiene and Specialties Division since November 2015. He previously served as Avintiv’s President, North America & Global Wipes and Technical Specialties from June 2014 to November 2015. Mr. Tracey served as Avintiv’s President, Americas & Global Wipes and Technical Specialties from January 2014 to June 2014. From December 2009 to January 2014, Mr. Tracey held positions as Avintiv’s Senior Vice President and General Manager of the Americas region, Senior Vice President and General Manager of the EMEA region, and U.S. Vice President of Sales, Marketing and Business

2018 Proxy Statement

EXECUTIVE OFFICERS
Development. Mr. Tracey received a B.S. in Marketing from Indiana University and an M.B.A. from Georgia State University.
Jason K. Greene

Age: 47
Executive Vice President, Chief Legal Officer, and Secretary
Jason K. Greene has been Berry’s Executive Vice President and Chief Legal Officer since February 2016. He previously served as Berry’s Executive Vice President and General Counsel from January 2013 to February 2016. He was hired in December 2010 as Berry’s Deputy General Counsel.
Mr. Greene holds a Bachelor of Accounting, Master of Accounting, and Juris Doctor all from the University of Florida.
James M. Till

Age: 40
Executive Vice President and Controller
James M. Till has been Berry’s Executive Vice President and Controller since January 2014. Mr. Till started with Berry in 2008, during which time he held multiple positions of increasing responsibility in accounting and finance. Most recently, Mr. Till had been Berry’s Vice President of Accounting and Finance from November 2010 to January 2014.

2018 Proxy Statement

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of January 8, 2018, regarding the beneficial ownership of the common stock of Berry Global Group, Inc. with respect to:
•
each person known to us to be a beneficial owner of more than 5% of our outstanding common stock;

•
each of our directors and director nominees and each current executive officer named in the Summary Compensation Table appearing under “Executive Compensation — Summary Compensation Table” below; and

•
all directors and executive officers as a group.

As of January 8, 2018, there were 131,128,274 shares of our common stock outstanding.
Name of Beneficial Owner(1)	Direct and Indirect Share Ownership(1)	Right to Acquire(2)	Total Beneficially Owned	Percent of Class
Thomas E. Salmon	25,400	273,000	298,400	*
Jonathan D. Rich	225,350	1,826,000	2,051,350	1.6%
Mark W. Miles	52,916	335,000	387,916	*
Scott M. Tracey	—	40,000	40,000	*
Curt L. Begle	28,500	96,000	124,500	*
Jean-Marc Galvez	—	26,000	26,000	*
B. Evan Bayh	24,500	46,500	71,000	*
Jonathan F. Foster	—	46,500	46,500	*
Idalene F. Kesner	21,000	25,500	46,500	*
Carl J. (Rick) Rickertsen	—	32,500	32,500	*
Ronald S. Rolfe	—	46,500	46,500	*
Robert V. Seminara	43,253	62,000	105,253	*
Paula A. Sneed	50	50	*	*
Robert A. Steele	—	32,500	32,500	*
Stephen E. Sterrett	—	32,500	32,500	*
Scott B. Ullem	—	16,500	16,500	*
All current directors, director nominees and executive officers as a group (18 persons)(3)	421,219	2,855,947	3,277,166	3.0%
The Vanguard Group, Inc.(4)	9,045,907	—	9,045,907	6.9%
Boston Partners(5)	6,979,025		6,979,025	5.3%
TIAA-CREF Investment Management, LLC(6)	6,903,432	—	6,903,432	5.3%
*
Less than 1% of common stock outstanding.

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
Includes options that are currently vested or that will vest within 60 days after January 8, 2017.

(3)
Includes Dr. Rich, who retires effective February 1, 2018.

(4)
Information based on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2017 by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, including on behalf of certain subsidiaries, reporting beneficial ownership as of December 31, 2016. The Vanguard Group, Inc., has sole voting power with respect to 70,723 of the shares, shared voting power with respect to 13,717 of the shares, sole dispositive power with respect to 8,967,389 of the shares and shared dispositive power with respect to 78,514 of the shares.

(5)
Information based on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2017 by Boston Partners, One Beacon Street 30th Floor, Boston, MA 02108, reporting beneficial ownership as of December 31, 2016. Boston Partners, has sole voting power with respect to 5,424,474 of the shares and sole dispositive power with respect to 6,979,025 of the shares.

2018 Proxy Statement

(6)
Information based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017 by TIAA-CREF Investment Management, LLC and Teachers Advisors, LLC, each located at 730 Third Avenue, New York, NY 10017, reporting beneficial ownership as of December 31, 2016. Such filing reports (i) TIAA-CREF Investment Management, LLC, has sole voting power with respect to 5,492,093 of the shares and sole dispositive power with respect to 5,492,093 of the shares; and (ii) Teachers Advisors, LLC., has sole voting power with respect to 1,411,339 of the shares reported and sole dispositive power with respect to 1,411,339 of the shares. Each of such entities expressly disclaimed beneficial ownership of the other’s securities holdings and each disclaimed that it is a member of a “group” with the other.

2018 Proxy Statement

CORPORATE GOVERNANCE
General
Berry aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our stockholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines, policies and procedures are discussed below.

Corporate Governance Information on our Website
The following governance documents are available on the Investor page of our website, www.BerryGlobal.com, at “Corporate Governance — Highlights”:
•
Corporate Governance Guidelines

•
Code of Business Ethics

•
Certification and Supplemental Code of Ethics

•
Board Committee Charters

•
Share Ownership Guidelines

Paper copies can be obtained by writing to our Secretary, Berry Global Group, Inc., 101 Oakley Street, Evansville, IN 47710

Director Independence
Our Board of Directors has determined that all directors and director-nominees, with the exception of Mr. Salmon and Dr. Rich, who will retire as Executive Chairman and director as of February 1, 2018, satisfy the independence standards established by the Securities and Exchange Commission and the rules of the NYSE. Mr. Salmon and Dr. Rich are not considered independent under the listing standards of the NYSE due to their current and past employment relationship with us. In addition, the Board has determined that each member of the Audit Committee, Compensation Committee, and the Nominating and Governance Committee is independent. In making such determination, the Board reviewed all relationships between the Company and each director.

Director Nomination Process
When considering individuals to recommend for nomination to the Board of Directors, the Nominating and Governance Committee considers both the requisite skills and characteristics of individual directors, as well as the composition of the Board of Directors as a whole. In the course of this assessment, the Nominating and Governance Committee may consider factors that include independence, skills, diversity (including viewpoint, professional experience, education, race, gender and national origin diversity) and industry or other relevant experience. The Nominating and Governance Committee may choose to engage the services of third-party consulting firms to assist during this process, as well.
The Nominating and Governance Committee will consider stockholder recommendations for director candidates, which should be submitted in writing to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Secretary, or, alternatively, by email to ir@berryglobal.com, along with the name of the candidate and all biographical and other information about the candidate that would be required to be included in a Proxy Statement under the rules of the Securities and Exchange Commission, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Nominating and Governance Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Nominating and Governance Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our Bylaws. See “Stockholder Proposals.”
Pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Stockholder Proposals — Proxy Access Director Nominees.”
Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our Bylaws. See “Stockholder Proposals — Other Proposals and Nominees.”

2018 Proxy Statement

CORPORATE GOVERNANCE
Meeting Attendance
During the 2017 fiscal year our Board of Directors held four (4) regular meetings. Each director attended, either in person or by telephone, at least 75% of the aggregate of  (1) the total number of meetings of our Board of Directors held while he or she was a director during the last fiscal year and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee during the last fiscal year. All directors have been invited to attend the Annual Meeting, but are not expected to attend. Mr. Salmon is the only director who attended the 2017 Annual Meeting.

Board Committees
Our Board of Directors has a Compensation Committee, an Audit Committee, and a Nominating and Governance Committee. Our Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Governance Committees of the Board is independent. The charter for each committee of the Board of Directors is available on the Corporate Governance tab of our Investors page of our website at www.BerryGlobal.com. The composition of the Committees and the duties and responsibilities of each Committee is provided in the chart below.

Committee	Duties and Responsibilities	Committee Members	Total Number of Meetings During Fiscal Year 2017
Audit Committee(2)	Oversee and monitor the following: • the annual appointment of auditors, including the independence, qualifications and performance of our auditors and the scope of audit and non-audit assignments and related fees; • the accounting principles we use in financial reporting; • our financial reporting process and internal auditing and control procedures; • our risk assessment and risk management practices and policies; • the integrity of our financial statements; and • our compliance with our Code of Business Ethics.	Mr. Sterrett(1) Mr. Rickertsen Mr. Rolfe	5
Compensation Committee
•
Approve and recommend to our Board of Directors all compensation plans for the Senior Management Group (as defined in “Executive Compensation —  Compensation Discussion and Analysis”) and our Board of Directors.

•
Approve the short-term compensation of the Senior Management Group and recommend for Board of Directors approval the short-term compensation for members of our Board of Directors.

•
Approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans.

•
Lead the Board of Directors in its annual review of the Senior Management Group’s performance.

•
Review, and report to the Board on, the Company’s succession planning.

•
Prepare any report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual Proxy Statement, if any.

		Mr. Rickertsen(1) Mr. Foster Mr. Bayh Mr. Ullem	4
Nominating and Governance Committee	• Implementation and review of criteria for membership on our Board of Directors and its committees. • Recommendation of proposed nominees for election to our Board of Directors and membership on its committees. • Recommendations to our Board of Directors regarding governance and related matters. • Review CEO and executive officer succession planning with the Compensation Committee as appropriate. • Lead the Board in its annual review of the Board’s performance.	Mr. Rolfe(1) Dr. Kesner Mr. Rickertsen Mr. Steele	1
(1)
Committee Chair

(2)
Our Board of Directors has determined that Messrs. Sterrett, Rickertsen and Rolfe satisfy the requirements for independence and financial literacy under the rules and regulations of the NYSE and the Securities and Exchange Commission, satisfy the financial sophistication requirements of the NYSE, and qualify as audit committee financial experts as defined under Securities and Exchange Commission rules and regulations.

2018 Proxy Statement

CORPORATE GOVERNANCE
Board Leadership Structure
The Board of Directors has historically chosen to combine the positions of Chief Executive Officer and Chairman of the Board so that the same person serves in both roles. In February 2017 the Board appointed Jonathan D. Rich as the Executive Chairman of the Board given the Board believed Dr. Rich was the best person to carry out the role of Executive Chairman in an effective manner for a transition period following his retirement as Chief Executive Officer in February 2017. Dr. Rich has advised the Board of his intention to retire as Executive Chairman and member of the Board effective February 1, 2018. While the Board believes it is important that the Company retain the organizational flexibility to determine whether the roles of Chief Executive Officer and Chairman of the Board are separated or combined, the Board believes that combining the positions of Chief Executive Officer and Chairman is in the Company’s best interest. This arrangement provides the benefit of having our Chief Executive Officer, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as the Board discusses key business and strategic issues. Coupled with a Lead Independent Director, a position that the Board will address in the near future, the structure affords strong independent board leadership and engagement and oversight of management, promotes cohesiveness, and also allows for better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for success or failure.
Once selected, we anticipate that the Lead Independent Director will preside at meetings of independent directors, including regularly scheduled executive sessions. Currently, the presiding director at meetings of independent directors is chosen by a vote of those present at the session.

Board Role in Risk Oversight
It is the direct responsibility of the Chief Executive Officer and the other members of management to manage the Company’s enterprise risks on a day-to-day basis. The Board of Directors has responsibility for the oversight of risk management on an enterprise-wide basis through regular updates from management and the strategic planning process. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing and discussing with management the Company’s major risk exposures and the results of an annual corporate-wide risk assessment, the related corporate guidelines, and policies for risk assessment and risk management. The Company’s approach to risk management is to identify, prioritize, monitor and appropriately mitigate all material business risks in order to support the Company’s strategy, including proper financial management and sustainable growth, while protecting and enhancing stockholder value. In addition, the Board of Directors delegates certain risk management oversight responsibilities to its committees; for example, the Audit Committee is responsible for overseeing our material financial and other risk exposures, including risks relating to the financial reporting process and internal controls, as well as risks from related party transactions, and the Compensation Committee is responsible for overseeing risks relating to our compensation programs.

Communications with the Board
Any person who wishes to communicate with the Board of Directors, including the independent directors, may direct a written communication, addressed to the Board of Directors or to the independent directors, to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Secretary, or, alternatively, by email to ir@berryglobal.com. All correspondence will be logged and forwarded to the director or directors to whom it is addressed.

Share Ownership Guidelines
The Board encourages directors and Company management to hold a meaningful financial interest in the Company. Under the share ownership guidelines applicable to all non-employee directors, each non-employee director is expected to hold a financial stake in shares of Company common stock with a value equivalent to four times his or her annual cash retainer. Each non-employee director has five years after August 1, 2017, the date the guidelines were adopted, or five years after his or her initial election to the Board, whichever is earlier, to meet the ownership guidelines. Each of the non-employee directors was in compliance with the guidelines as of December 31, 2017 or is reasonably proceeding with compliance as of the applicable five-year achievement period. Under the share ownership guidelines applicable to Company management, the Chief Executive Officer is required to hold a financial stake in shares of
Company common stock in an amount equal to at least six times his annual base salary and the other Named Executive Officers are required to hold a financial stake in shares of Company common stock in an amount equal to at least three times their annual base salary. The Chief Executive Officer and the other Named Executive Officers have five years after August 1, 2017, the date the guidelines were adopted, or five years after his or her initial appointment to a qualifying management position, whichever is earlier, to meet the ownership guidelines. Each of the Chief Executive Officer and the other Named Executive Officers were in compliance with the guidelines as of December 31, 2017 or is reasonably proceeding with compliance as of the applicable five-year achievement period.

No Hedging or Pledging of Stock
Berry policy prohibits directors, executive officers and key employees from engaging in publicly traded options and hedging transactions with regard to Berry securities, including the pledging of shares of Berry stock to secure personal loans.

2018 Proxy Statement

CORPORATE GOVERNANCE
Code of Business Ethics
We have a Code of Business Ethics that applies to all directors, officers, and employees, including our Chief Executive Officer and senior financial officers. The Company’s policy is to conduct its business in accordance with the highest ethical, moral, and legal standards, efficiently, in good faith, with due care, and in the best interests of the Company, its employees, and stockholders. Each Company director, officer, and employee has a primary duty to act at all times to uphold these standards and to act with honesty, integrity and fairness, and without actual or apparent conflict of interest.
We also have adopted a Certification and Supplemental Code of Ethics (the “Supplemental Code”) applicable to our Chief Executive Officer, all Company directors, employees reporting directly to the Chief Executive Officer, executive vice presidents, and regional presidents. The Company believes that the highest level of leaders at the Company have a responsibility to uphold the highest standards of integrity, to avoid even the appearance of impropriety, and to set an example of accountability for all others in the Company.
To codify this responsibility, the Company created the Supplemental Code, which is in addition to the standards set by our Code of Business Ethics, in order to establish a higher level of expectation for the most senior leaders of the Company. The Supplemental Code sets the expectations as to how our senior leaders conduct themselves in dealings with the Company, customers, suppliers and coworkers and it further defines our commitment to compliance with the Company’s policies, procedures and government rules and regulations. Our Code of Business Ethics and the Supplemental Code can be obtained on our website.

Compensation of Directors
Non-employee directors received cash compensation of $23,750 for the first and second fiscal quarters 2017. Following a review with Towers Watson, the quarterly retainer for directors was increased to $26,250, effective April 1, 2017. The annual retainer for a committee Chair remained $15,000.
Non-employee directors are also reimbursed for out-of-pocket expenses incurred in connection with their duties as directors. For fiscal 2017, non-employee directors earned fees and equity awards as shown in the following table.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
B. Evan Bayh	$100,000	$116,400	$216,400
Jonathan F. Foster	$100,000	$116,400	$216,400
Idalene F. Kesner	$100,000	$116,400	$216,400
Carl J. Rickertsen	$115,000	$116,400	$231,400
Ronald S. Rolfe	$115,000	$116,400	$231,400
Robert V. Seminara	$100,000	$116,400	$216,400
Robert A. Steele	$100,000	$116,400	$216,400
Stephen E. Sterrett	$115,000	$116,400	$231,400
Scott B. Ullem	$100,000	$116,400	$216,400
(1)
Reflects grant date fair value, as computed in accordance with FASB ASC Topic 718, of options for 7,500 shares at an exercise price of  $49.53 per share awarded to each non-employee director on February 7, 2017.

Transactions with Related Persons
Our Board of Directors has adopted a written policy for the review and approval or ratification of any transaction with any related party where the aggregate amount involved is expected to exceed $120,000 and in which any related party had, has or will have a direct or indirect material interest, with the exception of  (i) certain transactions involving another company in which the related party’s only relationship is as a non-executive employee, director or less-than-10% equity owner or limited partner and (ii) certain additional exceptions. Under the policy, the Audit Committee shall review such related party transactions and may approve or ratify them only if it is determined that they are fair as to, and not inconsistent with the best interests of, the Company, considering all relevant facts and circumstances. When reviewing a related party transaction, the Audit Committee may take into consideration all of the relevant facts and circumstances available to it, including, to the extent relevant and feasibly provided: (a) the material terms and conditions of the transaction; (b) the related party’s relationship to the Company; (c) the related party’s interest in the transaction; (d) the approximate dollar value of the transaction and of the related party’s interest in the transaction; (e) the aggregate amount of all payments or installments to be made, in the case of a transaction providing for periodic payments or installments; (f) the aggregate amount of principal to be outstanding and interest rate payable, in the case of indebtedness; and (g) any other material information.
The policy requires any officer, director or employee of the Company or its subsidiaries who becomes aware of a potential related party transaction to notify the Chief Financial Officer or an Executive Vice President of the Company, who shall then review the proposed transaction and, if it is expected to fall within the policy, present it to the Audit Committee for review. Under the policy, the Audit Committee must approve any related party transaction by the affirmative vote of a majority of its disinterested members. If advance approval is not feasible, then the Audit Committee must ratify the related party transaction at its next regularly scheduled meeting or the transaction must be rescinded. In addition, the Chair of the Audit Committee may pre-approve or ratify any related party transaction in which the aggregate amount involved is reasonably expected to be less than $100,000.
In connection with our initial public offering, we entered into an income tax receivable agreement (the “tax receivable agreement”) that provides for the payment by us to our pre-initial public offering stockholders, option holders and holders of our stock appreciation rights of 85% of the amount of cash savings, if any, in U.S. federal, foreign, state and local income tax that we actually realize (or are deemed to realize in the case of a change of control) as a result of the utilization of our and our subsidiaries’ net operating losses attributable to periods prior to our initial

2018 Proxy Statement

CORPORATE GOVERNANCE
public offering. During fiscal 2017, the Company made $111 million of payments related to the tax receivable agreement, of which funds affiliated with Apollo Global Management received $89 million and our Named Executive Officers received the following payments: Mr. Salmon — $49,000, Dr. Rich — $248,000, Mr. Miles — $137,000, Mr. Tracey — $0, Mr. Begle — $36,000, and Mr. Galvez — $0. The Company made an additional $37 million of payments in the first fiscal quarter of 2018 related to the tax receivable agreement. Based on our current taxable income estimates, we expect to pay an additional $34 million in cash between fiscal 2018 and the termination of the tax receivable agreement. Mr. Seminara is a Senior Partner, and Mr. Bayh is a Senior Advisor, of Apollo Global Management.
Certain of the Company’s employees who invested in the Company, including the Executive Chairman, Chief Executive Officer, Chief Financial Officer, and President – Engineered Materials Division, entered into a stockholders agreement with the Company’s equity sponsors that was amended and restated upon completion of the Company’s initial public offering in October 2012 and most recently in January 2015 (the “Fourth Stockholders Agreement”). The Fourth Stockholders Agreement provides, among other things, for certain restrictions on the transferability of the equity ownership of the Company of each employee and certain other stockholders that are parties thereto, piggyback registration rights and repurchase rights by the Company in certain circumstances.
Other than as described above, the Company has not entered into any related party transactions required to be disclosed under Securities and Exchange Commission rules and regulations during fiscal 2017.

2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. It is composed of three directors, each of whom the Board of Directors has determined is an “independent director” as defined by NYSE listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the Board of Directors. The Board has also determined that the members of the Audit Committee meet the financial literacy requirements of NYSE listing standards.
Management is responsible for the Company’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
For the fiscal year ended September 30, 2017, the Audit Committee engaged Ernst & Young LLP to serve as the Company’s independent auditor.
The Audit Committee has met and held discussions with management and Ernst & Young LLP. The Audit Committee reviewed and discussed the financial statements for fiscal 2017 with management and with Ernst & Young LLP. Management represented to the Audit Committee that the
Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2017 were prepared in accordance with generally accepted accounting principles. Ernst & Young LLP audited the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2017 and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2017 and has issued a report thereon. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee approves in advance all services performed by the Company’s independent auditor. The Audit Committee determined that Ernst & Young’s provision of non-audit services to the Company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.
Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the Company’s last fiscal year should be included in our Company’s Form 10-K, and made a formal recommendation to the Board of Directors to that effect.
Members of the Audit Committee at the time of the filing of the Form 10-K who approved this report:
Stephen E. Sterrett
Carl J. Rickertsen
Ronald S. Rolfe

2018 Proxy Statement

EXECUTIVE COMPENSATION
Executive Summary

Executive Compensation Highlights
•
Link compensation to Company performance.   Performance drives pay. A significant portion of compensation opportunities for the NEOs is variable, meaning it is tied to performance. Cash bonuses are based on the attainment of business plan performance metrics.

•
Balanced compensation program.   The compensation program includes complementary but diverse performance goals, a balance of types of compensation, and caps on the amount of compensation that can be awarded.

•
Compensation aligned with stockholder interests.   Long-term incentive compensation opportunities for the NEOs are equity-based.

•
Independent Compensation Consultant.   Our Compensation Committee utilizes an independent compensation consultant.

•
Double trigger change in control arrangements.   Benefits in connection with a change in control are only payable after a qualifying termination after a change in control transaction.

•
No repricing of awards.   No previously granted awards can be repriced or surrendered in exchange for new awards.

Fiscal 2017 Compensation Overview
Our executive compensation program is comprised of (i) base salary, (ii) short-term annual performance-based cash incentives (annual bonus), and (iii) long-term equity incentives. The highlights of our fiscal 2017 compensation program are as follows:
•
Fiscal 2017 base salaries for our Senior Management Group were modestly increased from fiscal 2016 to generally reflect a cost of living adjustment, with limited additional adjustments based on performance and changes in position or responsibility.

•
The short-term annual performance-based cash incentive is comprised of two components that are tied directly to the performance of the Company:

■
an Adjusted EBITDA target (75% of the target award), and

■
an economic value growth target (25% of the target award).

•
Based on our actual results for the fiscal year ended September 30, 2017, Adjusted EBITDA performance was 97% of target and economic value growth was 113% of target, which resulted in a total annual bonus payout to our Named Executive Officers equal to 57% of base salary, with the exception of Dr. Rich and Mr. Salmon, who each earned an annual bonus payout equal to 87% of base salary for the portion of fiscal 2017 that each served as CEO and 57% of base salary during the remainder of fiscal 2017.

•
Long-term equity incentives are generally awarded annually in the form of stock options that vest over a five-year period. The number of stock options awarded annually has generally been determined using benchmark data provided to us by Towers Watson. A detailed description of our long-term equity incentives can be found in the “Equity Compensation Plans” section below.

•
In fiscal 2017, we granted stock option awards with respect to approximately 1.8 million shares in the aggregate to non-employee directors, employees and officers, including options with respect to 540,000 shares to our Named Executive Officers.

Compensation Discussion and Analysis
The Executive Compensation Discussion and Analysis identifies and describes the basic principles, philosophies and rationale underlying our compensation decisions and programs as well as the key elements of compensation for our “Named Executive Officers” identified in our Summary Compensation Table below. The Compensation Committee made all final compensation decisions for our Chief Executive Officer and all executive officers (which we collectively refer to as the “Senior Management Group”), including each of our Named Executive Officers identified in our Summary Compensation Table below, for the 2017 fiscal year. For fiscal 2017, our Named Executive Officers identified in the Summary Compensation Table include our current Chief Executive Officer, former Chief Executive Officer (current Executive Chairman), Chief Financial Officer, and the next three highest compensated executive officers serving as such at fiscal year-end. Below is a discussion of the principles outlining our executive compensation program.
Our goal as an employer is to ensure that our pay practices are equitable as compared to market practice, facilitate appropriate retention, and reward exceptional performance. We have periodically conducted studies to better understand compensation programs of other manufacturing companies similar in size to the Company. Our studies have reviewed base salary, bonus, and long-term equity awards, and based on such studies, we believe that our overall compensation levels are competitive with other comparable companies.
The Company believes that executive compensation should be designed to align closely the interests of its Senior Management Group and stockholders and to attract, motivate, reward and retain superior management talent. The Company utilizes the following guidelines pertaining to executive compensation:
•
pay compensation that is competitive with the practices of other manufacturing businesses that are similar in size to the Company;

•
provide wage enhancements aligned with the performance of the Company; and

2018 Proxy Statement

EXECUTIVE COMPENSATION
•
pay for performance by:

■
setting performance goals determined (i) by the Compensation Committee for our Chief Executive Officer and (ii) by our Chief Executive Officer and the Compensation Committee for other members of our Senior Management Group;

■
providing a short-term annual performance-based cash incentive opportunity through a bonus plan that is based upon achievement of these performance goals; and

■
providing long-term incentive opportunities in the form of equity awards in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning their interests with the interests of our stockholders.

Role of Compensation Committee
The Compensation Committee’s specific roles are to:
•
approve all compensation plans for the Chief Executive Officer of the Company and all other members of the Senior Management Group;

•
recommend to our Board of Directors all compensation plans for our Board of Directors;

•
approve the short-term compensation of the Senior Management Group and recommend short-term compensation for members of our Board of Directors;

•
approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans;

•
lead the Board of Directors in its annual review of the Senior Management Group’s performance; and

•
prepare the report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual Proxy Statement.

Role of Compensation Consultant and Benchmarking Analysis
In 2014 the Compensation Committee engaged Towers Watson to help design the 2015 Plan and provide advice regarding the number of shares to be reserved thereunder. Towers Watson’s assistance in designing the 2015 Plan included reviewing the Company’s outstanding stock option grants, providing detail on market-competitive share plan design features, collecting and reporting on market-competitive rates on share overhang, annual burn rate, share value transfer rates and equity vehicles used and developing a final report based on management’s feedback and presenting such report to the Compensation Committee for review and approval.
In addition, the Compensation Committee also engaged Towers Watson to provide market benchmarking analysis and data for the Company’s top twenty-eight executives, which was completed in early 2015. This analysis included data from Towers Watson’s 2014 executive compensation database as well as the most recent publicly available data from our 15 peer companies, which data was utilized to determine fiscal 2015 executive compensation. In November 2016, the Compensation Committee engaged Towers Watson to provide an updated market benchmarking analysis and data for Executive Chairman, Chief Executive Officer and Chief Executive Officer direct report roles. The engagement also included market benchmarking data for long-term incentive plans and tax deferred savings plans. For the 2017 fiscal year executive compensation planning, the Compensation Committee approved three changes to the Company peer group due to the increased size of the Company following the Avintiv acquisition and a corporate transaction involving one of the peer group members. Our peer group consists of the following companies:
Ball Corporation Owens-Illinois, Inc. Eastman Chemical Co. Avery Dennison Corporation Packaging Corporationof America	Sealed Air Corporation Bemis Company, Inc. The Clorox Company Sonoco Products Co. Westlake Chemical Corp.	Silgan Holdings Inc. AptarGroup, Inc. Crown Holdings Graphic Packaging International, Inc. Greif, Inc.
This peer group of companies had median revenue of  $5.7 billion and median market capitalization of $7.7 billion based on the most recent publicly available data as of December 31, 2016. The Company’s revenue and market capitalization at the end of fiscal 2017 was $7.1 billion and $7.7 billion respectively.
Role of Executive Officers
The performance goals of each member of our Senior Management Group are reviewed annually. This information, along with the performance of the Company and market data, determines the wage adjustment recommendation presented to the Compensation Committee. All other compensation recommendations with respect to members of our Senior Management Group are made by the Chief Executive Officer pursuant to policies established in consultation with the Compensation Committee and recommendations from our Human Resources Department.
The Compensation Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Compensation Committee reviews, on at least an annual basis, the performance of the Chief Executive Officer as compared to the achievement of the Company’s goals and any individual goals. The Chief Executive Officer, together with the Human Resources Department, reviews annually the performance of each member of the Senior Management Group as compared with the achievement of the Company or operating division goals, as the case may be, together with each executive’s individual goals and make compensation recommendations to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the executives. Both performance and compensation are evaluated to help the Company attract and retain high quality executives in vital positions and that their compensation, taken as a whole, is competitive and appropriate compared to that of similarly situated executives in other corporations within the Company’s industry.
Role of Stockholder Say-on-Pay Votes
At the Company’s March 20, 2013 annual meeting, stockholders approved, on a non-binding advisory basis, holding a vote on say-on-pay proposals once every three years, with over 77% of the votes cast voting for a three-year frequency (a “say-on-pay proposal”). At the Company’s annual meeting of stockholders held on February 24, 2016, 97.8% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee considered these results and believes the voting results reflect strong stockholder support for the Company’s approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers (as defined in Executive Compensation — Summary Compensation Table). In light of the positive result of such say-on-pay vote, we made no material changes to our executive compensation program.

2018 Proxy Statement

EXECUTIVE COMPENSATION
Executive Compensation Program
The compensation of our executive officers is generally classified into the following three categories:
(1)
base salary,

(2)
short-term annual performance-based cash incentive under our Executive Bonus Plan, and

(3)
long-term equity awards in the form of Company stock options.

The Company has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of the Company’s business. Base salary and annual bonus targets are set with the goal of motivating our Named Executive Officers and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform. Our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives, retaining key talent and more closely aligning the interests of management with those of our stockholders.
The compensation program for our Named Executive Officers is reviewed on an annual basis. In setting individual compensation levels for a particular executive, the total compensation package is considered, along with the executive’s past and expected future contributions to our business.
Base Salary
Our executive officers’ base salaries depend on their position within the Company, the scope of their responsibilities, the period during which they have been performing those responsibilities and their overall performance. Base salaries are reviewed annually and are generally adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Fiscal 2017 base salary adjustments for members of our Senior Management Group generally reflected a cost of living increase, with limited additional adjustments based on performance and changes in position or responsibility.
Short-Term Annual Performance-Based Cash Incentive
The Company has a long history of sharing profits with employees. This philosophy is embedded in our corporate culture and is one of many practices that has enabled the Company to continually focus on improvement and be successful.
The Berry Global Group, Inc. Executive Bonus Plan is intended to provide an incentive for superior work and to motivate covered key executives toward even greater achievement and business results, to tie their goals and interests to those of the Company and our stockholders and to enable us to attract and retain highly qualified executives.
The Executive Bonus Plan is administered by our Compensation Committee. Under the Executive Bonus Plan, we may pay bonuses (including, without limitation, discretionary bonuses) to covered key executives, including our Named Executive Officers, based upon such terms and conditions as our Compensation Committee may in its discretion determine.
For fiscal year 2017, we revised the Executive Bonus Plan to more closely align our total compensation package with market compensation practices, based on benchmarking analysis provided by Towers Watson and Korn Ferry Hay Group. The fiscal 2017 bonus target was reduced by
3.5 percentage points for all covered key executives, including our Named Executive Officers, excluding the Chief Executive Officer, to offset an increased 401(k) match beginning January 1, 2017.
Our Compensation Committee approved fiscal year 2017 target values of awards and awards paid under the Executive Bonus Plan. Depending on our overall business performance, which for fiscal year 2017 was specifically related to our attainment of Adjusted EBITDA and economic value growth, each Named Executive Officer, other than Dr. Rich and Mr. Salmon, was eligible to receive a bonus under the Executive Bonus Plan ranging from zero to 130% of his or her annual base salary, with 65% being the target bonus. Effective February 1, 2017, Dr. Rich retired as Chief Executive Officer and Mr. Salmon was appointed Chief Executive Officer. Thus, Dr. Rich was eligible to receive a bonus under the Executive Bonus Plan determined as follows: (i) from zero to 200% of his annual base salary, with 100% being the target bonus, for the period beginning October 2, 2016 and ending January 31, 2017 and (ii) from zero to 130% of his annual base salary, with 65% being the target bonus, for the period beginning February 1, 2017 through September 30, 2017. Mr. Salmon was eligible to receive a bonus under the Executive Bonus Plan determined as follows: (i) from zero to 130% of his annual base salary, with 65% being the target bonus, for the period beginning October 2, 2016 and ending January 31, 2017 and (ii) from zero to 200% of his annual base salary, with 100% being the target bonus, for the period beginning February 1, 2017 through September 30, 2017. For bonuses other than those to our Named Executive Officers that were intended to be deductible under Section 162(m) of the tax code, these targets were subject to change at the discretion of the Compensation Committee. Performance objectives are generally set on an annual basis. The applicable performance period was the 2017 fiscal year.
In determining the fiscal year 2017 target values of awards under the Executive Bonus Plan, 75% of the target value of the award was based on attaining 100% of the applicable annual Adjusted EBITDA target, and 25% was based on attaining 100% of the economic value growth target (based on Operating EBITDA growth and net debt reduction). However, if we had reached the maximum achievement for the Adjusted EBITDA target, then the maximum bonus would be paid, regardless of our attainment of economic value growth. Net debt reduction has historically been among the Company’s major strategic priorities. The pro forma contribution from acquisitions is excluded from Adjusted EBITDA and Operating EBITDA for purposes of determining Executive Bonus Plan payouts as the activity is prior to Berry ownership. Similarly, unrealized cost savings are generally not included in determining achievement of Adjusted EBITDA, Operating EBITDA and economic value growth except to the extent expressly approved by the Compensation Committee. Adjusted EBITDA, Operating EBITDA and net debt are supplemental financial measures that are not required by, or presented in accordance with GAAP, and should not be considered as alternatives to net income, operating income or balance sheet measures presented in accordance with GAAP. We define Operating EBITDA as net income before depreciation and amortization, income tax expense, interest expense (net), and certain non-recurring or non-cash charges, which are more particularly described in our debt documents. We define Adjusted EBITDA for Executive Bonus Plan purposes as Operating EBITDA adjusted for unrealized cost synergies approved by the Compensation Committee.
By meeting both target values, Named Executive Officers, other than Dr. Rich and Mr. Salmon, would qualify to earn 65% of their annual base salary for fiscal year 2017. By meeting both targets, Dr. Rich and Mr. Salmon would each qualify to earn 100% of his annual base salary for the portion of fiscal year 2017 that he served as Chief Executive Officer of the Company and 65% of his annual base salary for the remainder of fiscal year 2017. Fiscal year 2017 bonus payments under the Executive Bonus Plan thus are directly tied to the performance of the Company. Upon approval by our Compensation Committee, bonuses are generally paid, to the extent earned, on an annual basis on a date determined by the Compensation Committee.

2018 Proxy Statement

EXECUTIVE COMPENSATION
The target performance levels and actual performance achieved under our Executive Bonus Plan for fiscal 2017 are set forth below:
		Target Bonus (% of Base Salary)	Adjusted EBITDA Factor (75%)(1)		Economic Value Growth Factor (25%)		Bonus Achieved (% of Base Salary)
			Target	Achieved	Target	Achieved
CEO	FY 2017	100%	$1,380	$1,342	15%	17%	87%
Other NEOs	FY 2017	65%	$1,380	$1,342	15%	17%	57%
(1)
In millions of dollars. Excludes the pro forma contribution of acquisitions and certain unrealized cost savings.

Equity Compensation Plans
We have historically used stock options to provide long-term incentive to our key employees. Stock options encourage retention through the vesting period and incentivize performance since the options only have value to the extent the market value of the stock increases.
The Compensation Committee has generally awarded options annually shortly following the announcement of our fiscal year end results, but it has the authority to vary that practice as appropriate in connection with new hires or as otherwise deemed appropriate. Upon the recommendation of Company management, the Compensation Committee has determined that the next annual option awards, if any, will be granted in early February 2018. Based on recommendations from Towers Watson during the design of the 2015 Plan, the Company awards stock options annually based on a consistent value determined as a multiple of base salary, with limited performance-based exceptions.
In fiscal 2017 we granted stock option awards with respect to approximately 1.8 million shares in the aggregate to non-employee directors, employees and officers, including our Named Executive Officers as follows: Mr. Salmon — 250,000 options, Dr. Rich — 50,000 options, Mr. Miles — 80,000 options, Mr. Tracey — 50,000 options, Mr. Begle — 60,000 options, and Mr. Galvez — 50,000 options. These awards were made in February 2017.
The exercise price for option awards is the fair market value of our common stock on the date of grant. The fair market value of a share of our common stock is determined for this purpose by reference to the public trading price of a share of our common stock on the date of grant of the option (e.g., using a weighted average or closing price). The Compensation Committee is not prohibited from granting awards at times when it is in possession of material nonpublic information. However, no inside information was taken into account in determining the number of options previously awarded or the exercise price for those awards, and we did not “time” the release of any material nonpublic information to affect the value of those awards.
Generally, options granted become vested and exercisable over a five-year period. Unless set forth otherwise in the applicable award agreement, time-based options generally vest in 20% increments on each of the first five (5) anniversaries of the grant date. In each case, the vesting of options is generally subject to the grantee’s continued employment at the Company or at one of its subsidiaries as of the applicable vesting date (subject to certain exceptions, as described below).
The maximum term of options granted under our equity incentive plans is ten (10) years. Subject to certain exceptions set forth in the applicable stock option award agreement, unvested options are automatically forfeited upon termination. The outstanding option awards provide (i) accelerated vesting of all unvested options upon an employee’s death or permanent disability and (ii) in the event of an employee’s qualified retirement, continuation of the normal vesting period applicable to the retiree’s unvested options, as well as an extension of the exercise period to the end of the original ten-year term of the retiree’s vested options.
With respect to options granted under the 2015 Plan, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program, and we have not granted any equity awards under the 2015 Plan that would vest or become payable solely as a result of a change in control. On July 20, 2016, the Company amended outstanding stock option awards in order to further implement market-based compensation practices in line with compensation practices of similarly situated, publicly-traded companies as presented by Towers Watson and other publicly available benchmarking studies. Each outstanding option was amended to provide for full vesting and exercisability of stock options following any termination of employment without “cause” and not due to “disability” (both, as defined in the applicable award agreement) or any resignation for “good reason,” if applicable (as defined in the recipient’s employment agreement) within the two years following a “change in control.” In that case, the options will also continue to be exercisable for the remaining term of the applicable award. Any change in control rights in the applicable awards prior to giving effect to these amendments were preserved to the extent they could apply more than two years following a change in control.
The 2015 Plan contains a definition of ”change in control,” although the plan committee may provide a different definition in an award agreement or award program. “Change in control” under the 2015 Plan is generally: (1) the acquisition by a person or group, together with stock the person or group already holds, of 50% or more of the combined voting power of the then outstanding voting securities of the Company, (2) the replacement of a majority of the members of the Board of Directors in a twelve-month period by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent members of the Board of Directors (including those endorsed by at least two-thirds of the incumbent directors, but excluding any director who assumes office in connection with an actual or threatened proxy contest), (3) a reorganization, merger, share exchange, combination or consolidation that results in stockholders of the Company prior to such transaction owning 50% or less of the combined voting power of the resulting company immediately after the transaction, or (4) the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party. However, solely for awards which are subject to Internal Revenue Code (“IRC”) Section 409A and provide for payment on a change in control, “change in control” means an a “change in control event” under IRC Section 409A unless otherwise provided in the award.
Compensation Programs and Risk Management
We have determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to the Company and its stockholders. The combination of performance measures applicable to annual bonuses and equity compensation awards granted to our executive officers and the multi-year vesting schedules applicable to

2018 Proxy Statement

EXECUTIVE COMPENSATION
equity awards granted to our executives encourages our executives to maintain both a short-term and long-term view with respect to Company performance.
Post-Employment Compensation
We provide post-employment compensation to our employees, including termination rights and benefits pursuant to employment agreements with our Named Executive Officers, as a continuation of our historical practices. The Compensation Committee believes that offering such compensation allows us to attract and retain qualified employees and executives in a highly competitive marketplace and rewards our employees and executives for their contribution to the Company during their employment.
A principal component of our post-employment compensation program is a qualified defined contribution 401(k) plan, which applies to all of our employees generally. Under the 401(k) plan, the Company awards a $200 lump sum contribution annually for participating in the plan and matches dollar-for-dollar the first $300 contributed by participants, with an additional match equal to ten percent (10%) of the applicable participant’s elective deferrals made during the plan year (subject to the limits set forth under the Internal Revenue Code). Participants who contribute at least $1,000 will also receive an additional $150 lump sum deposit at the end of the year. Company matching contributions are immediately vested upon contribution.
The Company adopted a new match formula effective for all 401(k) plan contributions made on and after January 1, 2017. Under the new formula, the Company awards a $200 lump sum contribution annually for participating in the plan and the Company matches fifty (50%) of the applicable participant’s 401(k) plan elective deferrals (not to exceed six percent (6%) of base compensation) made during the plan year.
Perquisites and Other Personal Benefits
The Compensation Committee periodically reviews the perquisites provided to our executive officers to ensure that they are reasonable, competitive and consistent with the overall compensation program. Such perquisites include for certain of our executive officers (as set forth in more detail in the Summary Compensation Table below and accompanying footnotes) use of a Company-provided car or car allowance, and, for our Chief Executive Officer, financial planning and tax return preparation and limited personal use of the Company’s corporate aircraft. For certain of our executive officers, perquisites include reasonable relocation expenses in connection with relocation to Evansville, Indiana, the location of our headquarters.
Section 162(m) of the Internal Revenue Code
IRC Section 162(m) places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain executive officers, except for qualifying performance-based compensation for tax years which began on or before December 31, 2017. While the Compensation Committee has historically considered the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.
The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of  $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Despite our efforts in the past to structure annual cash incentives in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with the Company’s management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
THE COMPENSATION COMMITTEE:
Jonathan F. Foster
Carl J. Rickertsen
B. Evan Bayh
Scott B. Ullem

Compensation Committee Interlocks and Insider Participation
During fiscal 2017, no officer or employee served as a member of the Compensation Committee and none of the members of the Compensation Committee had any relationship required to be disclosed by Section 407(e)(4) of Regulation S-K.

2018 Proxy Statement

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid during the last three fiscal years to each person serving as our chief executive officer and chief financial officer during the most recent fiscal year, and each of the other three most highly compensated executive officers as of the end of the most recent fiscal year (collectively, the “Named Executive Officers”).

Name and Principal Position(1)	Fiscal Year	Salary	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Thomas E. Salmon Chief Executive Officer(7)	2017	$803,533	$3,880,000	$653,993	$57,504(3)	$5,395,030
	2016	550,961	592,200	462,880	17,448(6)	1,623,489
	2015	499,617	951,300	506,251	15,881	1,974,009
Jonathan D. Rich Executive Chairman through February 1, 2018 and Chief Executive Officer through February 3, 2017	2017	$715,896	$776,000	$504,549	$45,671(3)	$2,042,116
	2016	1,064,225	4,230,000	1,374,600	42,675(3)	6,711,500
	2015	1,042,950	6,088,320	1,562,989	42,924	8,738,143
Mark W. Miles Chief Financial Officer	2017	$525,728	$1,241,600	$286,159	$16,755(6)	$2,070,242
	2016	484,922	1,057,500	425,885	16,723(6)	1,985,030
	2015	453,380	1,522,080	456,712	*	2,442,983
Scott Tracey(4) President — Health, Hygiene and Specialties Division	2017	$541,893	$776,000	$294,749	16,813(6)	$1,629,455
	2016	486,091	799,500	695,131(5)	*	1,986,297
Curt L. Begle President — Engineered Materials Division	2017	$483,291	$931,200	$257,544	$19,216(6)	$1,691,251
	2016	447,113	592,200	392,489	16,672(6)	1,448,474
	2015	420,288	856,170	422,338	13,108	1,712,864
Jean-Marc Galvez(8) President — Consumer Packaging Division	2017	$520,839	$776,000	$267,709	$248,928(9)	$1,813,476
*
Indicates a value less than $10,000.

(1)
Reflects titles as of September 30, 2017. For our current executive officers and their titles see “Directors and Executive Officers” above.

(2)
Equals the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718, of the grants of nonqualified stock options. For a description of the assumptions used to value these options, please refer to Note 1 to the “Notes to Consolidated Financial Statements” in our Form 10-K filed with the SEC.

(3)
Includes costs incurred by the Company for financial planning and tax return preparation, incremental cost to the Company for personal use of corporate aircraft for Dr. Rich, costs of group life insurance coverage provided to the executive, matching contributions made by the Company to the executive’s account under the Company 401(k) plan, and relocation costs for Mr. Salmon.

(4)
Mr. Tracey was appointed as President — Health, Hygiene and Specialties Division effective November 30, 2015.

(5)
Includes amounts earned during fiscal 2016 including Avintiv’s annual incentive program for calendar year 2015, Avintiv’s Fiberweb acquisition integration bonus and our Executive Bonus Plan for the three quarters ended October 1, 2016.

(6)
Includes costs incurred by the Company for auto allowance or the executive’s personal use of a Company-provided vehicle, costs of group life insurance coverage provided to the executive, and matching contributions made by the Company to the executive’s account under the Company’s 401(k) plan.

(7)
Mr. Salmon was appointed as Chief Executive Officer effective February 3, 2017.

(8)
Mr. Galvez was appointed as President —Consumer Packaging Division effective January 1, 2017.

(9)
Includes costs incurred by the Company for the executive’s personal use of a Company-provided vehicle and for benefits provided pursuant to the Company’s International Assignment Policy as a result of Mr. Galvez’s assignment at the Company’s headquarters (aggregate value of such benefits estimated to be $235,000). These benefits include health and welfare plans, goods and services allowance, housing allowance, relocation allowance, tax preparation services, and the total net amount of tax equalization designed to cover taxes on Mr. Galvez’s compensation in excess of the taxes he would have incurred in Spain. The International Assignment Policy facilitates the assignment of employees to positions outside their home country by minimizing any financial detriment or gain to the employee from the international assignment.

2018 Proxy Statement

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards for Fiscal 2017
The following table sets forth certain information regarding grants and modifications of plan-based awards in fiscal 2017.
		Stock Options(1)			Executive Bonus Plan(2)
Name	Grant Date	Number of Securities (#)	Exercise Price ($/Sh)	Grant Date Fair Value ($)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)
					Threshold ($)	Target ($)	Maximum ($)
Thomas E. Salmon:
Options	2/7/2017	250,000	$49.53	$3,880,000	—	—	—
Executive Bonus Plan	11/3/2017	—	—	—	$164,390	$750,637	$1,501,275
Jonathan D. Rich:
Options	2/7/2017	50,000	$49.53	$776,000	—	—	—
Executive Bonus Plan	11/3/2017	—	—	—	$126,925	$579,110	$1,158,218
Mark W. Miles:
Options	2/7/2017	80,000	$49.53	$1,241,600	—	—	—
Executive Bonus Plan	11/3/2017	—	—	—	$71,390	$328,447	$656,894
Scott M. Tracey:
Options	2/7/2017	50,000	$49.53	$776,000	—	—	—
Executive Bonus Plan	11/3/2017	—	—	—	$74,089	$338,306	$676,611
Curt L. Begle:
Options	2/7/2017	60,000	$49.53	$931,200	—	—	—
Executive Bonus Plan	11/3/2017	—	—	—	$64,737	$295,602	$591,205
Jean-Marc Galvez:
Options	2/7/2017	50,000	$49.53	$776,000	—	—	—
Executive Bonus Plan	11/3/2017	—	—	—	$67,292	$307,270	$614,541
(1)
Options vest 20% on each of the first five anniversaries of the date of grant, subject to the terms and conditions of the plan and award agreement. Fiscal 2017 options were granted on February 7, 2017.

(2)
Represents possible payout that could have been earned under the Executive Bonus Program for the fiscal year ended September 30, 2017. See the Summary Compensation Table above for the amounts actually earned based on fiscal 2017 performance. The performance targets and actual performance achieved are discussed under “Executive Compensation — Short-Term Annual Performance-Based Cash Incentive” above. Executive bonus targets were set by the Company’s compensation committee on November 3, 2016.

2018 Proxy Statement

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End Table
The following table shows the number of outstanding equity awards held by each of our Named Executive Officers as of September 30, 2017.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(7)	Option Exercise Price ($/sh)	Option Expiration Date
Thomas E. Salmon	40,000	20,000(1)	16.00	10/03/22
	55,000	40,000(2)	21.00	11/26/23
	40,000	60,000(3)	28.75	11/25/24
	14,000	56,000(4)	29.59	2/12/26
	—	250,000(6)	49.53	2/7/27
Jonathan D. Rich	576,000	144,000(1)	16.00	10/03/22
	384,000	256,000(2)	21.00	11/26/23
	256,000	384,000(3)	28.75	11/25/24
	100,000	400,000(4)	29.59	2/12/26
	—	50,000(6)	49.53	2/7/27
Mark W. Miles	36,000	9,000(1)	16.00	10/03/22
	96,000	64,000(2)	21.00	11/26/23
	64,000	96,000(3)	28.75	11/25/24
	25,000	100,000(4)	29.59	2/12/26
	—	80,000(6)	49.53	2/7/27
Curt L. Begle	—	20,000(1)	16.00	10/03/22
	—	36,000(2)	21.00	11/26/23
	36,000	54,000(3)	28.75	11/25/24
	14,000	56,000(4)	29.59	2/12/26
	—	60,000(6)	49.53	2/7/27
Scott M. Tracey	15,000	60,000(5)	36.36	11/30/25
	—	50,000(6)	49.53	2/7/27
Jean-Marc Galvez	8,000	32,000(5)	36.36	11/30/25
	—	50,000(6)	49.53	2/7/27
(1)
Executive’s unvested options vest on October 3rd of 2017.

(2)
Executive’s unvested options vest 50% on November 26th of each of 2017 and 2018.

(3)
Executive’s unvested options vest 1/3 on November 25th of each of 2017, 2018 and 2019.

(4)
Executive’s unvested options vest 25% on February 12th of each of 2018, 2019, 2020 and 2021.

(5)
Executive’s unvested options vest 25% on November 30th of each of 2017, 2018, 2019 and 2020.

(6)
Executive’s unvested options vest 20% on February 7th of each of 2018, 2019, 2020, 2021 and 2022.

(7)
With respect to options granted under the Company’s 2012 Equity Incentive Plan, if the employment of the participant is terminated at any time following a “change in control” of us for any reason other than for cause, the death or disability of the participant, or the voluntary termination of employment by the participant, 40% of each grantee’s unvested options become vested. For information regarding vesting in the event of termination without cause in connection with a change in control and in certain other events, see “Employment Agreements, Potential Payments Upon Termination Change in Control” below.

2018 Proxy Statement

EXECUTIVE COMPENSATION
Option Exercises in Fiscal 2017
The following table shows information regarding exercises of options by our Named Executive Officers in fiscal 2017.
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Thomas E. Salmon	5,000	$147,774
Jonathan D. Rich	1,224,999	$59,657,272
Mark W. Miles	—	—
Scott M. Tracey	—	—
Curt L. Begle	114,000	$3,861,991
Jean-Marc Galvez	—	—
(1)
Reflects the difference between the market value upon exercise and the exercise price.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control
In October 2010, the Company and Dr. Rich entered into an employment agreement (the “2010 Agreement”) related to his tenure as Chief Executive Officer of the Company. On February 1, 2017, the Company extended and Dr. Rich accepted an offer letter as Executive Chairman of the Board (the “Letter Agreement”), which is applicable for a one year period and serves to terminate the 2010 Agreement. The 2010 Agreement generally entitled Dr. Rich to an annual performance-based target bonus determined based on a defined percentage of his then-current annual base salary and to participate in all employee benefit plans which are generally available to senior executives.
The Letter Agreement entitles Dr. Rich to a specified annual base salary and an annual performance-based target bonus determined based on sixty-five percent (65%) of his annual base salary. The Letter Agreement provides that Dr. Rich’s annual bonus will be prorated for calendar 2017 and for the final year he serves as Executive Chairman of the Board. No severance benefits are available under the Letter Agreement. The Letter Agreement also includes customary noncompetition, nondisclosure and nonsolicitation provisions.
On January 31, 2017, the Company and Mr. Salmon entered into an employment agreement associated with his appointment as Chief Executive Officer, which became effective February 3, 2017. The agreement replaces his prior employment agreement, which was last amended July 20, 2016. The initial term of the agreement is five years which shall automatically renew for successive one-year periods unless written notice of an intent not to renew is provided by either party at least 90 days prior to the expiration of the initial or any subsequent term. Mr. Salmon’s annual base salary under the agreement is subject to annual adjustment at the discretion of the Compensation Committee. Among other things, the agreement generally entitles Mr. Salmon to participate in all employee benefit plans maintained by the Company which are generally available to senior executives and provides that Mr. Salmon shall be eligible for an annual performance-based bonus determined based on a target percentage specified by the Compensation Committee of his then-current annual base salary. The agreement also provides that Mr. Salmon may be reimbursed (1) for reasonable relocation expenses in connection with his relocation to Evansville, Indiana, as contemplated under the agreement, (2) for up to nine months of reasonable travel expenses for Mr. Salmon and his wife to Evansville, Indiana from their primary residence on January 31, 2017 until the contemplated relocation is completed, and (3) reimbursement of reasonable legal fees incurred by Mr. Salmon in negotiating the agreement (up to $11,750 for expenses incurred in calendar year 2016 and $3,250 for expenses incurred in calendar year 2017). The agreement further provides Mr. Salmon (1) a one-time payment of  $17,000 to cover miscellaneous relocation expenses, and (2) use of the Company’s aircraft in accordance with Company policy. The agreement includes customary clawback, noncompetition, nondisclosure and nonsolicitation provisions. If Mr. Salmon is terminated by the Company without “cause” or if he resigns for “good reason,” (as defined in the agreement) in either case subject to his execution of a release of claims and compliance with the restrictive covenants set forth in his agreement, he is entitled to (1) cash severance equal to 18 months’ base salary (unless such termination occurs within two years following a “change in control,” (as defined in the agreement) in which case the cash severance amount is equal to the sum of 18 months’ base salary and 1.5 times Mr. Salmon’s then-current target annual bonus), payable in bi-monthly installments, (2) a prorated bonus based on actual performance for the year in which termination occurs and the relative period of such year during which Mr. Salmon was employed, payable within the first two and one-half months of the year following the year in which termination occurs, and (3) for a period of up to 18 months, a monthly amount equal to the amount by which the monthly COBRA continuation coverage premium exceeds the monthly premium an active employee would pay for the same coverage under the Company’s group medical plans; provided, that if Mr. Salmon becomes reemployed with another employer and is eligible to receive medical benefits under that employer’s group medical plans, such monthly payments shall cease for any period of time during which he remains eligible for coverage under his new employer’s group medical plans.
Messrs. Miles, Salmon (for the portion of fiscal 2017 prior to being appointed as Chief Executive Officer), and Begle are party to agreements that remain in effect unless terminated according to the agreements’ terms. Salaries are subject in each case to annual adjustment at the discretion of the Company. The employment agreements generally entitle each executive to participate in all employee benefit plans maintained by the Company which are generally available to senior executives. The employment agreements also include customary noncompetition, nondisclosure and nonsolicitation provisions. The Company may terminate the employment agreements for “cause” or due to a “disability” (as such terms are defined in the agreements). If Messrs. Miles or Begle is terminated by the Company without “cause” (as such term is defined in their respective agreements), the executive is entitled to: (1) a pro rata portion of the annual bonus awarded to the executive for the year in which termination occurs, and (2) severance benefits pursuant to the provisions of the Berry Global, Inc. Severance Pay Plan in effect on the date of termination. Mr. Tracey is not subject to an agreement providing severance benefits, other than following a change in control. Therefore, if Mr. Tracey is terminated by the Company without “cause” (as such term

2018 Proxy Statement

EXECUTIVE COMPENSATION
is defined in the Berry Global, Inc. Severance Pay Plan) other than in connection with a change in control as described below, he is entitled to severance benefits pursuant to the provisions of the Berry Global, Inc. Severance Pay Plan in effect on the date of termination.
On July 20, 2016, the Company agreed to amendments to the employment agreements of Messrs. Miles and Begle, and to a change in control agreement with Mr. Tracey, that provide enhanced severance benefits on terminations of employment without “cause” or resignations for “good reason” (as such terms are defined in the amendments or agreement as applicable) (a “qualifying termination”), in either case, within the two years following a “change in control” (as such term is defined in the amendments or agreement as applicable). Mr. Tracey’s change in control agreement also includes customary noncompetition, nondisclosure and nonsolicitation provisions.
The enhanced severance benefits made available to Messrs. Begle, Miles, and Tracey include: (i) payment of an amount equal to one and one-half times the employee’s annual base salary and target annual bonus as of the date of qualifying termination over a period of eighteen (18) months, (ii) payment of a prorated annual bonus only as, if, and when annual bonuses are paid to other employees of the Company who hold a position similar to the position the employee held prior to his qualifying termination, and (iii) if the employee elects COBRA continuation coverage, payment of an amount equal to the monthly amount of COBRA continuation coverage minus the portion of the amount the individual would have paid had he still been employed until the earlier of  (A) his employment by another employer who offers him medical coverage or (B) eighteen (18) months following the qualifying termination.
On September 30, 2015, the Company’s Spanish subsidiary entered into an employment agreement with Mr. Galvez in accordance with local practice that remains in effect unless terminated according to the agreement’s terms. The agreement specifies that Mr. Galvez is entitled to base salary, short term incentive compensation, use of a Company car, medical coverage and termination provisions. The employment agreement also includes a customary nondisclosure provision. The Company may terminate the employment agreement without cause or as a result of Mr. Galvez’s breach of his employment obligations. If Mr. Galvez is terminated by the Company without cause, or pursuant to local law, if
Mr. Galvez terminates the agreement within 3 months after a change in control of the Company’s Spanish subsidiary, the executive is entitled to severance benefits to include 16 months’ of  (i) base salary, (ii) short term incentive compensation, and (iii) benefits. If Mr. Galvez is terminated by the Company due to a serious and willful breach by him of his obligations, he is not entitled to severance benefits.
On December 18, 2016 the Company entered into a letter agreement with Mr. Galvez pursuant to which we agreed to provide Mr. Galvez with expatriate benefits relating to his current international assignment in the U.S., which began in April 2017. The additional benefits that he receives are directly related to the additional expenses Mr. Galvez incurs as a result of his U.S. assignment. His benefits include relocation expenses to the U.S., payments for housing, cost of living, payments and services in accordance with the Company’s tax equalization policy, transportation benefits subject to country guidelines, participation in the Company’s U.S.health plan, reimbursement of home-leave expenses and tax preparation assistance. In addition, upon the completion of his international assignment, we will pay for necessary and reasonable expenses (as determined under the Company’s International Assignment Policy) to relocate Mr. Galvez back to Spain or to another Berry location. In the event the Company terminates Mr. Galvez’s employment for cause or Mr. Galvez voluntarily terminates his employment, other than for exceptional circumstances, he will not be entitled to relocation benefits and all expatriate benefits will cease with the exception of tax preparation services and those available under the Company’s tax equalization policy. If the Company terminates Mr. Galvez’s U.S. assignment without cause, and Mr. Galvez elects to return to his home country within 3 months of termination, he will be entitled to specified relocation benefits and all expatriate benefits will cease with the exception of tax preparation services and those available under the Company’s tax equalization policy.
The following table estimates the potential payments and benefits to our Named Executive Officers upon termination of employment or a change in control, assuming such event occurred as of September 30, 2017. These estimates do not reflect the actual amounts that will be paid to such persons upon such events in the future, if any, the amounts of which would only be known at the time the persons become eligible for payment and would be payable only if the specified event occurs.

Named Executive	Event	Cash Severance Payment (Salary, Bonus $)	Continuation of Medical/Welfare benefits (Present Value $)	Acceleration of Options ($)(1)
Thomas E. Salmon	Death	$—	$—	$7,208,400
	Disability	$—	$—	$7,208,400
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$950,000	$—	$2,093,200
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$2,850,000	$29,000	$7,208,400
Jonathan D. Rich	Death	$—	$—	$36,873,600
	Disability	$—	$—	$36,873,600
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$—	$21,000	$14,210,800
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$—	$21,000	$36,873,600

2018 Proxy Statement

EXECUTIVE COMPENSATION
Named Executive	Event	Cash Severance Payment (Salary, Bonus $)	Continuation of Medical/Welfare benefits (Present Value $)	Acceleration of Options ($)(1)
Mark W. Miles	Death	$—	$—	$8,601,500
	Disability	$—	$—	$8,601,500
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$505,300	$—	$2,455,100
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$1,250,600	$29,000	$8,601,500
Scott M. Tracey	Death	$—	$—	$1,573,400
	Disability	$—	$—	$1,573,400
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$520,500	$—	$253,600
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$1,288,200	$29,000	$1,573,400
Curt L. Begle	Death	$—	$—	$5,545,600
	Disability	$—	$—	$5,545,600
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$454,800	$—	$1,987,200
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$1,125,600	$25,000	$5,545,600
Jean-Marc Galvez	Death	$—	$—	$1,005,300
	Disability	$—	$—	$1,005,300
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$1,164,021	$—	$135,300
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$1,164,021	$4,700	$1,005,300
(1)
Based on the difference between the closing price of the Company’s common stock as of the last day of the fiscal year and the exercise price of accelerated options.

(2)
Assumes termination occurs within two (2) years following the Change in Control.

With respect to options granted under the 2012 Long-Term Incentive Plan (the “2012 Plan”), if the employment of the participant is terminated at any time following a “change in control” of us for any reason other than for cause, the death or disability of the participant, or the voluntary termination of employment by the participant, 40% of each grantee’s unvested options become vested. With respect to options granted under the 2015 Plan, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program. We have not granted any equity awards under the 2015 Plan that would vest or become payable solely as a result of a change in control. In the case of a termination of employment due to death or permanent disability, all of the employee’s unvested options will immediately vest.
On July 20, 2016, the Company amended outstanding stock option awards to provide for full vesting and exercisability following any termination of employment without “cause” and not due to “disability” or any resignation for “good reason,” if applicable within the two years following a “change in control.” In that case, the options will also continue to be exercisable for the remaining term of the applicable award. Any change in control rights in the applicable awards prior to these amendments were preserved to the extent they could apply more than two years following a change in control.

2018 Proxy Statement

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information as of the end of our 2017 fiscal year regarding shares of common stock of Berry Global Group, Inc., that may be issued under our existing equity incentive plans.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,169,506(1)	$29.37	2,914,775(3)
Equity compensation plans not approved by security holders(2)	590,969	$7.73	—
Total	10,760,475	$28.18	2,914,775
(1)
Consists of  (a) the 2012 Plan, which our stockholders approved in September 2012, under which there were 2,947,875 options exercisable at the end of our 2016 fiscal year and (b) the 2015 Plan, which our stockholders approved in March 2015, under with there were 590,210 options exercisable at the end of our 2017 fiscal year. The 2012 Plan allowed for the issuance of non-qualified options, options intended to qualify as “incentive stock options” within the meaning of the Internal Revenue Code, stock appreciation rights and other rights to purchase shares of our common stock. As a result of the approval of the 2015 Plan at our 2015 Annual Meeting, no further awards will be made under the 2012 Plan.

(2)
Consists of the 2006 Equity Incentive Plan (the “2006 Plan”), under which there were 569,544 options exercisable at the end of our 2017 fiscal year. In 2006, our Board of Directors adopted the 2006 Plan, which has not been approved by stockholders. The 2006 Plan allowed for the issuance of non-qualified options, options intended to qualify as “incentive stock options” within the meaning of the Internal Revenue Code, stock appreciation rights and other rights to purchase shares of our common stock. As a result of the approval of the 2015 Plan at our 2015 Annual Meeting, no further awards will be made under the 2006 Plan.

(3)
Available under the 2015 Plan.

2018 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
The Nominating and Governance Committee and the Board believe that the nominees listed below collectively possess the attributes, which, together with the respective experience and attributes of our directors described in the biographical summaries above, make each of our directors well qualified to serve on our Board.
Four directors are to be elected by the holders of our common stock. Robert V. Seminara, Robert A. Steele, Thomas E. Salmon, and Paula A. Sneed have each been nominated for a term of one year and, if elected, would serve until their respective successors have been elected and qualified. Messrs. Seminara, Steele, and Salmon presently serve as directors of Berry. Ms. Sneed has been nominated to fill the vacancy that will occur upon Dr. Rich’s retirement that was announced on January 12, 2018. The Board believes Ms. Sneed’s marketing and operational experience would further enhance the Board’s existing business acumen, while bringing additional insights and perspectives on the industries and markets in which the Company operates. Ms. Sneed was recommended as a nominee to the Nominating and Governance Committee by the Company’s Chief Financial Officer.
Idalene F. Kesner, Carl J. “Rick” Rickertsen, Stephen E. Sterrett, and Scott B. Ullem are currently serving terms that expire at the 2019 Annual Meeting. B. Evan Bayh, Jonathan F. Foster and Ronald S. Rolfe are currently serving terms that expire at the 2020 Annual Meeting.
If, at the time of this Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: AMENDMENT OF THE 2015 BERRY GLOBAL GROUP, INC. LONG-TERM INCENTIVE PLAN
Introduction
The purpose of this Proposal 2 is to obtain stockholder approval of an amendment to our 2015 Plan to increase the maximum number of shares available for use in granting awards thereunder by 5,000,000 shares. As of January 8, 2018 only 2,914,775 shares remain available for future awards under the 2015 Plan after giving effect to outstanding awards. We generally grant options to eligible employees in early February of each year. We currently anticipate granting options for approximately 1.6 million shares in February 2018. After giving effect to the anticipated February 2018 option grants, we anticipate that only approximately 1.3 million shares would remain available for future awards. Accordingly, the Company is seeking authorization to increase the maximum number of shares available for the use in granting awards under the 2015 Plan by an additional 5,000,000 shares.
If we do not increase the shares available for issuance under the 2015 Plan, based on historical usage rates, we would not expect to have a sufficient number of shares authorized under the 2015 Plan to grant options in fiscal 2019 consistent with our historical compensation practices. In that event, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent. Assuming the amendment to the 2015 Plan is approved by our stockholders at the 2018 Annual Meeting and after giving effect to the anticipated February 2018 option grants, we anticipate that approximately 6.3 million shares would be available for future awards. Based on historical usage, we estimate that the shares authorized for issuance under the 2015 Plan would be sufficient to grant awards for approximately three years, assuming we continue to grant awards consistent with our historical rates. However, our share usage depends on the future price of our common stock, competitive market practices, acquisition activity, award levels/amounts, hiring, promotion activity and retention needs during the next few years. As a result, the share reserve under the 2015 Plan could last for a longer or shorter period of time depending on those factors.
The 2015 Plan is designed by the Compensation Committee to allow for flexibility to create compensation programs consistent with our compensation philosophy. The 2015 Plan provides stock and cash incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its affiliates in order to stimulate their efforts toward our continued success and the creation of stockholder value; encourages stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company or to receive compensation which is based upon appreciation in the value of our common stock; and provides a means of attracting, rewarding and retaining officers, employees, directors, consultants, and other service providers.
The 2015 Plan was approved by our Board of Directors on January 14, 2015 and by stockholders at the Company’s annual meeting of stockholders held on March 4, 2015. The amendment to the 2015 Plan was approved by our Board of Directors on December 22, 2017, subject to the further approval of our stockholders at the 2018 Annual Meeting. If the amendment to the 2015 Plan is approved by our stockholders at the 2018 Annual Meeting, the maximum number of shares available for the use in granting awards under the 2015 Plan will increase by 5,000,000 shares from 7,500,000 shares to 12,500,000 shares and the 2015 Plan would continue to be the only equity-based incentive and compensation plan pursuant to which equity-based incentive compensation awards may be granted to our employees, directors and consultants.
Any shares made subject to stock options or stock appreciation rights (as discussed in greater detail below) under the 2015 Plan will reduce the number of shares available for the use in granting awards by one share for every share issued. However, any shares granted pursuant to any other type of award under the 2015 Plan (such as restricted stock and other “full value awards”) will reduce the number of shares available for the use in granting awards by three shares for every share issued. Any shares of our common stock subject to an award under the 2015 Plan that is forfeited, expires or otherwise terminates without issuance of shares of our common stock will again be available for the use in granting awards under the 2015 Plan. Additionally, any shares of our common stock subject to an award under the 2015 Plan that is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of our common stock will

2018 Proxy Statement

also be again available for the use in granting awards under the 2015 Plan to the extent our common stock is not issued under that award. For purposes of determining the number of shares issued upon the exercise, settlement or grant of an award, any shares withheld to satisfy tax withholding obligations or the exercise price under the award will be considered issued under the 2015 Plan.
In connection with the amendment to the 2015 Plan, the Compensation Committee considered a number of factors, including our annual average equity expenditures, typically referred to as “burn rate,” the total number of shares outstanding under existing and future grants relative to external guidelines, and the estimated shareholder value transfer (“SVT”) cost associated with the 2015 Plan.
•
Annual Burn Rate:   Our fiscal year 2017 burn rate was determined to be 1.4%, which is below ISS’ published 2017 policy guideline maximum burn rate of 3.05% for Russell 3000 companies in the materials industry (GICS code 1510, excluding Standard & Poor’s 500 companies).

•
Shareholder Value Transfer:   The Company’s estimated fiscal 2017 SVT percentage, which is a metric used by ISS and other proxy advisors to assess the 2015 Plan’s total cost to stockholders, is 0.43% of the Company’s market capitalization. Based on information provided by Towers Watson, we believe that this current SVT percentage is less than the majority of our selected industry peers.
•
Total Plan Shares Outstanding:   As of December 31, 2017, there were approximately 13.7 million shares of stock subject to equity awards under the 2015 Plan (commonly referred to as the “overhang”), which represented approximately 10.4% of the outstanding shares. When combined with these shares, the additional shares available for the use in granting awards in the amendment to the 2015 Plan would result in a total overhang of approximately 18.7 million shares, which equals 12.5% of total shares outstanding on a fully-diluted basis. This percentage is higher than the majority of our selected industry peers. To mitigate this result, the 2015 Plan includes a provision where every share granted that is not a stock option or stock appreciation right will reduce the total number of shares available for the use in granting awards under the 2015 Plan by three, while every share granted as a stock option or stock appreciation right will reduce the total number of shares available for the use in granting awards under the 2015 Plan by one.

Material Terms of 2015 Plan
The 2015 Plan provides for a variety of equity and equity-based awards, including the following: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock awards, other stock-based awards, and cash performance awards.
The following is merely a summary of the material features of the 2015 Plan, as amended, and such summary is qualified in its entirety by reference to the full text of the 2015 Plan, as amended, which is included as Annex A hereto and incorporated herein by reference.
Classes of Eligible Persons:   Officers, directors, employees, consultants and other service providers of the Company or its affiliates (the “Eligible Persons”) are eligible for awards under the 2015 Plan, although the Company expects that substantially all awards will be made to directors and salaried employees. As of December 31, 2017 there were nine non-employee directors, approximately 3,000 salaried employees, and a total of approximately 23,000 officers and other employees of the Company or its affiliates who comprise Eligible Persons, excluding consultants and other service providers. The aggregate benefits and/or amounts that will be received in the future by Eligible Persons are not presently determinable.
Administration.   The Compensation Committee will administer the 2015 Plan, unless and until another committee is appointed by the Board of Directors (in either case, the “Plan Committee”). The Board of Directors will consider the advisability of whether the members of the Plan Committee will consist solely of two or more members of the Board of Directors that are “outside directors” (as defined in U.S. Treasury Regulation 1.162-27(e)) and “non-employee directors” (as defined in Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, if applicable, that satisfy the requirements of the national securities exchange or nationally recognized quotation or market system upon which our common stock is then traded. All questions of interpretation of the 2015 Plan will be determined by the Plan Committee, and its decisions are final and binding upon all 2015 Plan participants. Unless otherwise provided in the Company’s bylaws, vacancies on the Plan Committee will be filled by the Board of Directors.
Consistent with applicable laws, the 2015 Plan also permits the Board of Directors, but not the Plan Committee, to delegate to the Chairperson of the Compensation Committee or one or more of our officers the ability to grant cash performance or equity-based awards to individuals other than directors and officers of the Company or any affiliate who are subject to
Section 16 of the Exchange Act. The designated individuals can grant awards subject to certain parameters and restrictions consistent with the 2015 Plan, as the Board of Directors shall determine, including without limitation, the maximum number of shares that may be granted.
Awards Generally:   The 2015 Plan permits the grant of any of the following types of awards: incentive stock options, nonqualified stock options, stock appreciation rights, cash performance awards, restricted stock units, restricted stock awards and other stock-based awards that are settled in shares of our common stock or cash. Awards may be made on an individual basis or pursuant to a program for the benefit of a group of Eligible Persons. The last reported sale price per share of our common stock on the NYSE as of the record date for the 2018 Annual Meeting, January 8, 2018, was $61.03.
In the event all or a portion of an award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full that number of shares will again be available under the 2015 Plan and will not count against the maximum number of reserved shares under the 2015 Plan. For purposes of determining the number of shares issued upon the exercise, settlement or grant of an award, any shares withheld to satisfy tax withholding obligations or the exercise price under the award will be considered issued under the 2015 Plan.
Subject to the terms of the 2015 Plan, the Board of Directors, the Plan Committee or their respective delegates will determine the recipient, the exercise or strike price, if applicable, any applicable performance, exercise or vesting conditions, applicable payment terms and the number of shares of our common stock subject to, or dollar amount of, any award under the 2015 Plan.
The 2015 Plan is designed to permit, but does not require, the granting of awards that qualify as performance-based compensation for purposes of satisfying the performance-based exception to the $1 million limit on deductible executive compensation for tax years which began on or before December 31, 2017. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of  $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

2018 Proxy Statement

For awards intended to qualify as performance-based compensation under IRC Section 162(m), the vesting or payment of the award must be subject to the achievement of any one or more of the performance goals listed below. The performance goals may be based on the performance of the Company as a whole or any business unit, division, or affiliate. Performance goals are measured over a specified period, whether cumulatively or averaged over that period. Performance goals may be measured based on an absolute basis or relative to a pre-established target, to one or more previous periods’ results, or to a designated comparison group, in each case as specified by the Plan Committee in the award. The following are the performance goals set forth in the 2015 Plan:

1)
earnings per share;

2)
book value per share;

3)
operating cash flow;

4)
free cash flow;

5)
cash flow return on investments;

6)
cash available;

7)
net income (before or after taxes);

8)
revenue or revenue growth;

9)
total stockholder return;

10)
return on invested capital;

11)
return on stockholder equity;

12)
return on assets;

13)
return on common book equity;

14)
market share;

15)
economic value added;

16)
operating margin;

17)
profit margin;

18)
stock price;

19)
enterprise value;

20)
operating income;

21)
EBIT or EBITDA;

22)
expenses or operating expenses;

23)
productivity of employees as measured by revenues, costs, or earnings per employee;

24)
working capital;

25)
improvements in capital structure;

26)
client retention and/or satisfaction;

27)
market share;

28)
employee retention and/or satisfaction;

29)
completion of operating milestones;

30)
cost reduction goals; or

31)
any combination of the foregoing.

Any of the foregoing may be determined on a per share basis (basic or diluted) as appropriate.
The Plan Committee may appropriately adjust its evaluation of performance under a performance goal to remove the effect of any one or more of the following: equity compensation expense under FASB Accounting Standards Codification Topic 718; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the applicable award under IRC Section 162(m), if applicable.
The maximum number of shares of our common stock with respect to which awards (other than other stock-based awards that are payable in cash or cash performance awards) that are intended to be performance-based compensation under IRC Section 162(m) may be granted during any calendar year to any employee may not exceed 2,000,000 shares. Furthermore, the maximum aggregate dollar amount (determined as of the date of grant) that may be paid in any calendar year to any employee with respect to awards that are payable in cash may not exceed $5,000,000.
Approval of Proposal 2 at the Annual Meeting will be deemed to constitute re-approval of the material terms of the 2015 Plan, including the performance goals under the 2015 Plan. The material terms of the 2015 Plan include the persons eligible to participate in the 2015 Plan, as described under the heading “Classes of Eligible Persons” above, as well as the performance goals upon which awards that are performance-based compensation can be based and the maximum shares or cash value of awards that may be granted to an individual in any one year, as described above.
Awards generally may not be transferable or assignable during a holder’s lifetime unless otherwise provided under the terms of the award. However, incentive stock options may not be transferred except by will or by the laws of intestate succession. Any award granted under the 2015 Plan is subject to any clawback or recoupment policy adopted by the Board of Directors or any committee thereof.
Additionally, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program. The 2015 Plan contains a definition of  “change in control,” although the Plan Committee may provide a different definition in an award agreement or award program. “Change in control” under the 2015 Plan is generally: (1) the acquisition by a person or group, together with stock the person or group already holds, of 50% or more of the combined voting power of the then outstanding voting securities of the Company, (2) the replacement of a majority of the members of the Board of Directors in a twelve-month period by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent members of the Board of Directors (including those endorsed by at least two-thirds of the incumbent directors, but excluding any director who assumes office in connection with an actual or threatened proxy contest), (3) a reorganization, merger, share exchange, combination or consolidation that results in stockholders of the Company prior to such transaction owning 50% or less of the combined voting power of the resulting company immediately after the transaction, or (4) the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party. However, solely for awards which are subject to IRC Section 409A and provide for payment on a change in control, “change in control” means an a “change in control event” under IRC Section 409A unless otherwise provided in the award.
Options:   The 2015 Plan permits the grant of both incentive and non-qualified stock options. Options may be made exercisable at a price per share not less than the fair market value per share of our common stock on the date that the option is awarded. The 2015 Plan provides that the Plan Committee may determine fair market value by reference to: (1) the closing price per share on the date of grant or, if such date is not a trading day, on the immediately preceding trading day, (2) the average price on such day, (3) the average price for a period ending on such day (4) the price determined at the time the applicable transaction with respect to the award is processed, (5) the tender offer price for shares of stock, or (6) any other method which the Plan Committee determines is reasonably indicative of the fair market value of the stock. However, in setting the price of nonqualified stock options or stock appreciation rights, the Plan Committee will determine fair market value in accordance with IRC Section 409A and in setting the exercise price of an incentive stock option, the Plan Committee will determine fair market value in accordance with IRC Section 422. The exercise price of an option may not be reduced, and an option may not be exchanged for another option with a lower exercise price, without the approval of our stockholders, except in the event of a recapitalization, reorganization, or similar event as described below. Incentive stock options granted under the 2015 Plan will expire ten years after their respective grant dates. However, an incentive stock option granted to an individual who owns more than 10% of our common stock is required to expire five years after its grant date. Nonqualified stock options are required to have an expiration date specified in the award agreement, but may not exceed ten years after the date the option is granted. However, if the term specified in an award agreement for a nonqualified stock option would otherwise expire during a period when trading in our common stock is prohibited by law or our insider trading policy, then the term of the option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition.
In the case of incentive stock options, the aggregate fair market value (determined as of the date an incentive stock option is granted) of our common stock with respect to which stock options intended to meet the requirements of IRC Section 422 become exercisable for the first time by an individual during any calendar year under all of our plans may not exceed $100,000. Only employees of the Company or its affiliates may receive awards of incentive stock options.

2018 Proxy Statement

The Plan Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of our common stock, through a cashless exercise executed through a broker, or by having a number of shares of our common stock otherwise issuable at the time of exercise withheld. Options (and shares of our common stock underlying any Option) will not be eligible for dividends or dividend equivalents.
The 2015 Plan prohibits so-called “reload grants.” Reload grants are grants of stock options that are made in consideration for or as a condition of the delivery of shares of stock to the issuer in payment of the exercise price or tax withholding obligation of any other option held by the recipient.
Stock Appreciation Rights: Stock appreciation rights may be granted separately or in connection with another award. Each stock appreciation right allows the recipient to receive the appreciation per share of our common stock over a defined price which may not be less than fair market value (determined in accordance with the 2015 Plan as described above under the heading “Options”) per share of our common stock on the date the stock appreciation right is granted. The price of a stock appreciation right may not be reduced without stockholder approval and a stock appreciation right may not be exchanged for a stock appreciation right with a lower defined price, except in the event of a recapitalization, reorganization, or similar event as described below.
The term of any stock appreciation right will be specified in the applicable award agreement, provided that such term may not exceed ten (10) years after the date the stock appreciation right is granted. However, if the term specified in an award agreement for a stock appreciation right would otherwise expire during a period when trading in our common stock is prohibited by law or our insider trading policy, then the term of the stock appreciation right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition.
If a stock appreciation right is granted in connection with another award, it may only be exercised to the extent that the related award has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of our common stock or in cash, according to terms established by the Plan Committee in the award agreement. The Plan Committee may, at any time before complete termination of the stock appreciation right, accelerate the time or times at which the stock appreciation right may be exercised or paid. Stock appreciation rights (and any shares of our common stock underlying a stock appreciation right) will not be eligible for dividends or dividend equivalents.
Other Stock-Based Awards: The Plan Committee may grant other stock-based awards that are settled in shares of our common stock or cash and have a value derivative of or determined by reference to a number of shares of our common stock, including but not limited to grants of common stock, grants of rights to receive common stock (such as restricted stock units and restricted stock awards) in the future and dividend equivalent rights, subject to the provisions of the 2015 Plan.
Cash Performance Awards: The Plan Committee may grant cash performance awards that are settled in cash and do not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, shares of our common stock, subject to the provisions of the 2015 Plan.
General Rules:   The terms of particular awards or award programs describe when or under what circumstances the grant may be terminated, cancelled, accelerated, paid or continued. Awards may also include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability.
Recapitalizations and Reorganizations: The number of shares of our common stock reserved for issuance under the 2015 Plan in connection with the grant or settlement of an award and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company.
In the event of certain corporate reorganizations, awards may be substituted, cancelled, cashed-out or otherwise adjusted by the Plan Committee, provided such adjustment is not inconsistent with the express terms of the 2015 Plan or the applicable award agreement or award program.
Other Provisions: The 2015 Plan gives the Plan Committee the ability to determine which affiliates shall be covered by the 2015 Plan and which employees outside the United States will be eligible to participate. The Plan Committee may adopt, amend or rescind rules, procedures or sub-plans to accommodate the specific requirements of local laws, procedures, and practices for grants made to those employees.
Amendment or Termination: In general, the 2015 Plan may be amended by the Board of Directors without stockholder approval. However, the Board of Directors must have stockholder approval, except as permitted under the 2015 Plan following a recapitalization or reorganization as discussed above, to implement the following changes: (1) increase the number of shares of common stock available for awards under the 2015 Plan, (2) materially expand the classes of individuals eligible to receive awards, or (3) materially expand the types of awards available under the 2015 Plan, or as otherwise required to comply with the rules of an applicable stock exchange.
After an award is granted, the Plan Committee may modify the terms of the award consistent with the terms of the 2015 Plan. To the extent a permitted modification would materially and adversely impact the rights of a participant, such modification may not be implemented without the participant’s consent. However, no awards may be granted more than ten (10) years after the date the 2015 Plan was originally approved by our stockholders.

Tax Consequences
The following discussion outlines generally the federal income tax consequences of participation in the 2015 Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2015 Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the IRC.
Non-Qualified Stock Options. A recipient will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified stock option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of common stock on the date the option is exercised over the price paid for common stock, and we will then be entitled to a corresponding tax deduction.
Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified stock option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified stock option was exercised.
Incentive Stock Options. A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells common stock purchased pursuant to the option. The recipient will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will

2018 Proxy Statement

be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and we will not get a corresponding tax deduction. If the recipient sells the stock at a gain prior to that time, the excess of the lesser of the fair market value on the date of exercise or the amount for which the stock is sold over the amount the recipient paid for the stock will be taxed as ordinary income and we will be entitled to a corresponding tax deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.
Exercise of an incentive option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.
Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a “substantial risk of forfeiture,” as defined in the IRC. However, when the shares of common stock that are subject to the stock award are transferable by the recipient or are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and we will then be entitled to a corresponding deduction. However, if a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and we also will be entitled to a corresponding deduction at that time.
Other Awards. A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, or restricted stock unit (the “Equity Incentives”) or cash performance award. Generally, at the time a recipient receives payment under any Equity Incentive or cash performance award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of common stock received, and we will then be entitled to a corresponding deduction.
The 2015 Plan is not qualified under IRC Section 401(a).
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE 2015 BERRY GLOBAL GROUP, INC. LONG-TERM INCENTIVE PLAN to increase the number of shares of common stock reserved for issuance by 5 million shares.

PROPOSAL 3: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee, a committee of the Board of Directors, has appointed Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending September 29, 2018, subject to ratification by the holders of our common stock. Our financial statements for the fiscal year ended September 30, 2017 were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
If stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants, or if prior to the 2018 Annual Meeting of stockholders Ernst & Young LLP ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.

Fees Paid to Independent Registered Public Accountants
The following table sets forth the fees (in millions) incurred by Ernst & Young LLP for fiscal 2017 and 2016, for various categories of professional services they performed as our independent registered public accountants.
Fee type	2017	2016
Audit Fees(1)	$6.5	$6.9
Audit-Related Fees(2)	0.1	0.2
Tax Fees(3)	0.1	2.1
All Other Fees	—	—
Total Fees	$6.7	$9.2
(1)
Includes annual financial statement and limited quarterly review services, statutory audits of foreign subsidiaries and providing consents for Securities and Exchange Commission filings and other services that are normally provided by the independent registered public accountants in connection with securities offerings.

(2)
Includes merger and acquisition due diligence and other attest or accounting services.

(3)
Includes domestic and international tax compliance, planning services and tax advice.

Engagement of Independent Registered Public Accountants and Approval of Services
During fiscal 2017 and 2016, prior to engaging the independent registered public accountants to render the above services, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services. The Audit Committee pre-approves the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services. No services were performed during fiscal 2017 under the de minimis exception in Rule 2-01(c)(7)(i)(C) of Regulation S-X.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 29, 2018.

2018 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership. Officers, directors and greater-than-10%stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that our officers, directors and greater-than-10% stockholders timely filed all reports they were required to file under Section 16(a) during fiscal 2016; except, that Form 3 was filed two days late by the Company on behalf of Mr. Galvez as a result of a backlog in the department of the Securities Exchange Commission that issues new EDGAR codes.

STOCKHOLDER PROPOSALS
Proposals Pursuant to Rule 14a-8
Under the rules of the Securities and Exchange Commission, any of our stockholders wishing to have a proposal considered for inclusion in our 2018 proxy solicitation materials must set forth such proposal in writing and file it with our Secretary on or before the close of business on September 26, 2018. However, if the date of the 2019 Annual Meeting is more than 30 days before or after March 1, 2019, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

Proxy Access Director Nominees
Pursuant to the proxy access provisions of our Bylaws, our stockholders are entitled to nominate and include in our proxy materials director nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date we commenced the mailing of our proxy materials in connection with the most recent annual meeting of stockholders. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2019 Annual Meeting must be received no earlier than the close of business on August 27, 2018, and no later than the close of business on September 26, 2018. However, in the event that the date of the 2019
Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2018 Annual Meeting, the notice, to be timely, must be delivered not earlier than the close of business on the 180th day and not later than the close of business on the 150th day prior to the date of the 2019 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).
The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above.

Other Proposals and Nominees
Any stockholder who wishes to propose any business to be considered by the stockholders at the 2018 Annual Meeting or who wants to nominate a person for election to the Board of Directors at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Securities and Exchange Commission regulations or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the 2018 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the Securities and Exchange Commission regulations relating to stockholder proposals for inclusion in the proxy materials or pursuant to the proxy access provisions of our Bylaws) must be received no earlier than the close of business on November 1, 2018, and no later than the close of business on December 1, 2018, unless our Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case the stockholder’s notice must be received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the Annual Meeting (or, if the first public announcement of the meeting is less than 100 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced). The complete requirements for the notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above.
Our Board of Directors will review any stockholder proposals and nominations that are made according to the procedures described above and, with the assistance of the Secretary, will determine whether such proposals and nominations meet applicable criteria for inclusion in our proxy solicitation materials or consideration at the Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable stockholder proposal filing deadline and also retain that authority under certain other circumstances.

2018 Proxy Statement

OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.
EXPENSES OF SOLICITATION
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single Proxy Statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Berry stockholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your Berry shares through a broker, or notify us directly if you are a stockholder of record by contacting our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964. We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

Thomas E. Salmon
Chief Executive Officer
January 24, 2018
Evansville, Indiana

2018 Proxy Statement

Annex A
FIRST AMENDMENT TO THE BERRY PLASTICS GROUP, INC. 2015 LONG-TERM INCENTIVE PLAN
This FIRST AMENDMENT is made this 22nd day of December, 2017, by Berry Global Group, Inc. (f/k/a Berry Plastics Group, Inc.) (hereinafter called the “Company”).
WITNESSETH:
WHEREAS, the Company maintains the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan (the “Plan”), which was adopted by the Board of Directors of the Company (the “Board”) in March of 2015 and approved by the Company’s stockholders (the “Stockholders”) at the 2015 annual meeting;
WHEREAS, the Board reserved the right to amend the terms of the Plan under Section 5.9 of the Plan, subject to the Stockholders’ approval, if applicable;
WHEREAS, the Board desires to amend the Plan to reflect the Company’s name change;
WHEREAS, the Board and the Stockholders previously approved a maximum number of shares of the Company’s common stock (the “Stock”) available for the use in granting awards under the Plan of 7,500,000 shares of Stock; and
WHEREAS, subject to and effective upon receipt of approval of this First Amendment by the Stockholders at the 2018 annual meeting, the Board desires to amend the Plan to increase the maximum number of shares of Stock available for use in granting awards under the Plan from 7,500,000 shares of Stock to 12,500,000 shares of Stock.
NOW, THEREFORE, IT IS RESOLVED, that subject to and effective upon receipt of approval of this First Amendment by the Stockholders at the 2018 annual meeting, the Plan is hereby amended as follows:
1. By deleting every instance of  “Berry Plastics Group, Inc.”, including in the Plan’s name, and substituting therefor “Berry Global Group, Inc.”.
2. By deleting Section 2.2 of the Plan in its entirety and replacing it as follows:
“2.2 Stock Subject to the Plan.   Subject to adjustment in accordance with Section 5.2, twelve million five hundred thousand (12,500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Any shares of Stock made subject to Options or Stock Appreciation Rights shall be counted against this number as one (1) share of Stock for every one (1) share of Stock issued. Any shares of Stock granted pursuant to an Award other than Options or Stock Appreciation Rights shall be counted against this number as three (3) shares of Stock for every one (1) share of Stock issued. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan. Shares of Stock available for Awards under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.”
Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.
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2018 Proxy Statement

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the day and year first above written.
BERRY GLOBAL GROUP, INC.
By:

Title:

2018 Proxy Statement

BERRY PLASTICS GROUP, INC.
2015 LONG-TERM INCENTIVE PLAN

2018 Proxy Statement

BERRY PLASTICS GROUP, INC.
2015 LONG-TERM INCENTIVE PLAN

2018 Proxy Statement

BERRY PLASTICS GROUP, INC.
2015 LONG-TERM INCENTIVE PLAN
SECTION 1. DEFINITIONS
1.1 Definitions.   Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:
(a) “Affiliate” means:
(1) Any Subsidiary or Parent;
(2) An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee; or
(3) Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Committee.
(b) “Award Agreement” means any written or electronic agreement, contract, or other instrument or document as may from time to time be approved by the Committee as evidencing an Award granted under the Plan.
(c) “Award Program” means a written or electronic program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such program.
(d) “Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.
(e) “Board of Directors” means the board of directors of the Company.
(f) “Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.
(g) “Change in Control” means, unless otherwise provided in the applicable Award Agreement or Award Program:
(1) the acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a “Person”) of beneficial ownership (within the meaning of Rule 13-d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company or the Company where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors for the Company, excluding an acquisition that is a reorganization, merger, share exchange, combination or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, share exchange, combination or consolidation, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged, exchanged, combined, or consolidated company’s then outstanding voting securities;
(2) within any twelve-month period, the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the board of directors of the Company; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to the board of directors of the Company by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;
(3) a reorganization, merger, share exchange, combination or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, share exchange, combination or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged, exchanged, combined, or consolidated company’s then outstanding voting securities; or
(4) the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party.
Notwithstanding the foregoing, with respect to any Award that is subject to Code Section 409A, “Change in Control” will mean a “change in control event” under Code Section 409A to the extent Change in Control is either a payment or settlement event under such award or such definition is otherwise required for the Award to satisfy the requirements of Code Section 409A; provided, however, that the Committee may provide a different definition that complies with Code Section 409A in an applicable Award Agreement or Award Program.
(h) “Code” means the Internal Revenue Code of 1986, as amended.
(i) “Committee” means, unless another committee is appointed by the Board of Directors to administer the Plan, the Compensation Committee of the Board of Directors; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements

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of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Compensation Committee pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.
(j) “Company” means Berry Plastics Group, Inc., a Delaware corporation.
(k) “Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning (i) in the case of a Participant whose service is subject to the terms of an Individual Agreement that includes a definition of  “Disability,” the meaning set forth in such Individual Agreement during the period that such Individual Agreement remains in effect or (ii) in all other cases, a physical or mental infirmity that impairs the Participant’s ability to perform substantially his or her duties for a period of ninety (90) days in any 365-day period. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time; provided, however, that for any Award that is subject to Code Section 409A and that provides for payment in the event of a disability, “Disability” shall have the meaning ascribed to it under Code Section 409A. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.
(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(m) “Exercise Price” means the exercise price per share of Stock purchasable under an Option.
(n) “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:
(1) if the shares of Stock are listed on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price of the Stock on such date or, if such date is not a trading day, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded; or
(2) if the shares of Stock are not listed on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.
Notwithstanding the foregoing, for purposes of Paragraph (1) or (2) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.
(o) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.
(p) “Individual Agreement” means an employment, consulting, severance or similar written agreement between a Participant and the Company or one of its Affiliates.
(q) “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.
(r) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.
(s) “Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash, in Stock or in a combination thereof. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.
(t) “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).
(u) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(e) or regulations and rulings thereunder.
(v) “Participant” means an individual who receives an Award hereunder.
(w) “Performance Goals” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, or Affiliate (or business unit or division of an Affiliate), either individually, alternatively or in combination, and measured either monthly, quarterly, annually, or over another specified period or cumulatively or averaged over a period of months, quarters, years, or other specified period, on an absolute basis or relative to a pre-established target, to one or more previous periods’ results or to a designated comparison group, in each case as specified by the Committee in the Award:
(i) earnings per share;

2018 Proxy Statement

(ii) book value per share;
(iii) operating cash flow;
(iv) free cash flow:
(iii) cash flow return on investments;
(iv) cash available;
(v) net income (before or after taxes);
(vi) revenue or revenue growth;
(vii) total shareholder return;
(viii) return on invested capital;
(ix) return on shareholder equity;
(x) return on assets;
(xi) return on common book equity;
(xii) market share;
(xiii) economic value added;
(xiv) operating margin;
(xv) profit margin;
(xvi) stock price;
(xvii) enterprise value;
(xviii) operating income;
(xix) EBIT or EBITDA;
(xx) expenses or operating expenses;
(xxi) productivity of employees as measured by revenues, costs, or earnings per employee;
(xxii) working capital;
(xxiii) improvements in capital structure;
(xxiv) client retention and/or satisfaction;
(xxv) market share;
(xxvi) employee retention and/or satisfaction;
(xxvii) completion of operating milestones;
(xxviii) cost reduction goals; or
(xxix) any combination of the foregoing.
Any of the foregoing may be determined on a per share basis (basic or diluted) as appropriate. The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of any one or more of the following: equity compensation expense under ASC 718; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.
(x) “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.
(y) “Plan” means the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan.
(z) “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

2018 Proxy Statement

(1) in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months) that, in either case, constitutes a “separation from service” within the meaning of Code Section 409A and the regulations thereunder; or
(2) in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship that constitutes a “separation from service” within the meaning of Code Section 409A and the regulations thereunder; or
(3) in any case, as may otherwise be permitted under Code Section 409A.
(aa) “Stock” means the Company’s common stock.
(bb) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.
(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.
(dd) “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.
SECTION 2. THE LONG-TERM INCENTIVE PLAN
2.1 Purpose of the Plan.   The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.
2.2 Stock Subject to the Plan.   Subject to adjustment in accordance with Section 5.2, seven million five hundred thousand (7,500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Any shares of Stock made subject to Options or Stock Appreciation Rights shall be counted against this number as one (1) share of Stock for every one (1) share of Stock issued. Any shares of Stock granted pursuant to an Award other than Options or Stock Appreciation Rights shall be counted against this number as three (3) shares of Stock for every one (1) share of Stock issued. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan. Shares of Stock available for Awards under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.
2.3 Administration of the Plan.
(a) The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Unless otherwise provided by the Company’s bylaws, vacancies on the Committee shall be filled by the Board of Directors.
(b) Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairman of the Compensation Committee of the Board of Directors to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and

2018 Proxy Statement

(2) determine the type of Awards and the terms and conditions and number of shares of Stock or the amount of cash subject to such Awards; provided however, that such delegation shall be subject to such parameters and restrictions consistent with the Plan as the Board of Directors shall specify, including, without limitation the total number of shares of Stock that may be granted subject to such Awards, if applicable.
(c) No member of the Board of Directors or Committee, nor any person to whom authority is delegated under subsection (b), shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
2.4 Eligibility and Limits.
(a) Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary.
(b) In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).
(c) To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights, or (3) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee may not exceed two million (2,000,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed five million Dollars ($5,000,000). If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be cancelled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.
SECTION 3. TERMS OF AWARDS
3.1 Terms and Conditions of All Awards.
(a) The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.
(b) Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals and the Committee desires that the Award constitute performance-based compensation under Code Section 162(m), the Committee will comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).
(c) The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.
(d) Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.
(e) Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options (provided that such transfers shall only be permitted for no consideration to the Participant).

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(f) After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would materially and adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.
(g) Any Award granted under the Plan shall be subject to any clawback or recoupment policy adopted by the Board of Directors or any committee thereof.
(h) Unless otherwise provided in an Award Agreement or Award Program, no Award will vest in whole or in part solely upon the occurrence of a Change in Control.
3.2 Terms and Conditions of Options.   Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders. Neither an Option nor shares of Stock underlying an Option shall be eligible for dividends or dividend equivalents.
(a) Option Price.   Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.
(b) Option Term.   Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement but shall not exceed ten (10) years after the date the Option is granted; provided, however, that if the term specified in an Award Agreement for a Nonqualified Stock Option would otherwise expire during a period when trading in Stock is prohibited by law or the Company’s insider trading policy, then the term of the Nonqualified Stock Option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.
(c) Payment.   Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:
(i) by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;
(ii) in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or
(iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.
Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.
(d) Conditions to the Exercise of an Option.   Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.
(e) Termination of Incentive Stock Option.   With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.
(f) Special Provisions for Certain Substitute Options.   Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) or 409A is applicable, may provide for an Exercise Price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

2018 Proxy Statement

(g) No Reload Grants.   Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the Exercise Price and/or tax withholding obligation under any other option held by a Participant.
(h) No Repricing.   Except as provided in Section 5.2, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be cancelled or surrendered in consideration of, or in exchange for, the grant of a new Option having an Exercise Price below that of the Option that was surrendered, Stock, cash, or any other Award.
3.3 Terms and Conditions of Stock Appreciation Rights.   Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of  (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. Neither a Stock Appreciation Right nor the shares of Stock underlying a Stock Appreciation Right shall be eligible for dividends or dividend equivalents.
(a) Settlement.   Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.
(b) Term.   The term of any Stock Appreciation Right shall be as specified in the applicable Award Agreement, but shall not exceed ten (10) years after the date the Stock Appreciation Right is granted; provided, however, that if the term specified in an Award Agreement for a Stock Appreciation Right would otherwise expire during a period when trading in Stock is prohibited by law or the Company’s insider trading policy, then the term of the Stock Appreciation Right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.
(c) Conditions to Exercise.   Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.
(d) No Repricing.   Except as provided in Section 5.2, without the approval of the Company’s stockholders, the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be cancelled or surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.
3.4 Terms and Conditions of Other Stock-Based Awards.   An Other Stock-Based Award shall entitle the Participant to receive one or more of  (i) a specified or determinable number of shares of Stock, (ii) the value of a specified or determinable number of shares of Stock, (iii) a percentage or multiple of the value of a specified number of shares of Stock or (iv) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of specified number, of shares of Stock. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.
(a) Payment.   Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.
(b) Conditions to Payment or Lapse of Restrictions.   Each Other Stock-Based Award granted under the Plan shall be payable, restrictions on such Other Stock-Based Award shall lapse, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid, or such restrictions shall lapse, in whole or in part. In the case of dividends or dividend equivalents granted with respect to shares of Stock subject to an Other Stock-Based Award that vests based on the achievement of Performance Goals or other performance criteria, such dividends or dividend equivalents, as applicable, will not be paid until, and will be paid only to the extent, the Award is earned.
3.5 Terms and Conditions of Cash Performance Awards.   A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit), or (ii) a percentage or multiple of a specified amount. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.
(a) Payment.   Payment in respect of Cash Performance Awards shall be made by the Company in cash.
(b) Conditions to Payment.   Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.
3.6 Treatment of Awards on Termination of Service.   Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of

2018 Proxy Statement

any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.
SECTION 4. RESTRICTIONS ON STOCK
4.1 Escrow of Shares.   Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.
4.2 Restrictions on Transfer.   The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.
SECTION 5. GENERAL PROVISIONS
5.1 Withholding.   The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the issuance or transfer of any shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.
5.2 Changes in Capitalization; Merger; Liquidation.
(a) The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year or other period, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).
(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.
(c) Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.
(d) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

2018 Proxy Statement

5.3 Awards to Non-U.S. Employees.   The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the United States of America shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.
5.4 Compliance with Code.
(a) Code Section 422.   All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.
(b) Code Section 409A.   Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Notwithstanding anything in the Plan, an Award Agreement, an Award Program, or any other agreement (written or oral) to the contrary, if Participant is a “specified employee” (within the meaning of Code Section 409A) on the date of Separation from Service, any payments made with respect to such Separation from Service under any Award will be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code, and such payments or benefits will be paid or distributed to the Participant during the five-day period commencing on the earlier of: (i) the expiration of the six-month period measured from the date of the Participant’s Separation from Service, or (ii) the date of the Participant’s death. Upon the expiration of the applicable six-month period under Section 409A(a)(2)(B)(i) of the Code, all payments so deferred will be paid to the Participant (or the Participant’s estate, in the event of the Participant’s death) in a lump sum payment. Any remaining payments and benefits due under an Award will be paid as otherwise provided in an Award.
5.5 Right to Terminate Employment or Service.   Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.
5.6 Non-Alienation of Benefits.   Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.
5.7 Restrictions on Delivery and Sale of Shares; Legends.   Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.
5.8 Listing and Legal Compliance.   The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws or compliance with any other law is required in connection therewith and has not been completed on terms acceptable to the Committee.
5.9 Termination and Amendment of the Plan.   The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment may materially and adversely affect the rights of the Participant under such Award without the consent of the holder of an Award.
5.10 Stockholder Approval.   The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.
5.11 Choice of Law.   The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

2018 Proxy Statement

5.12 Effective Date of Plan; Term of Plan.   The Plan shall become effective as of the date the Plan is approved by the stockholders pursuant to Section 5.11, regardless of the date the Plan is signed. No Award may be granted more than 10 years after the date the Plan was approved by the Company’s stockholders.
IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of March 4, 2015.
BERRY PLASTICS GROUP, INC.
By:
/s/ Mark W. Miles

Mark W. Miles
Title:
Chief Financial Officer

2018 Proxy Statement

BERRY GLOBAL GROUP, INC. 101 OAKLEY STREET P.O BOX 959 EVANSVILLE, IN 47710-0959 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 2345678 1234567 2345678 1234567 2345678 1234567 234567 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON CONTROL # → SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1 OF 2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Thomas E. Salmon 1B Robert V. Seminara 1C Paula A. Sneed 1D Robert A. Steele 0 0 0 0 0 0 0 0 0 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. To approve an amendment to the 2015 Long-Term Incentive Plan. 3. To ratify the selection of Ernst & Young LLP as Berry's independent registered public accountants for the fiscal year ending September 29, 2018. For address change/comments, mark here. 0 0 0 0 0 0 0 Investor Address Line 1 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. JOB # John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 SHARES CUSIP # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com . BERRY GLOBAL GROUP, INC. Annual Meeting of Stockholders March 1, 2018 10:00 AM CST This proxy is solicited by the Board of Directors The stockholder hereby appoints Thomas E. Salmon, Chief Executive Officer and Jason K. Greene, Executive Vice President and Chief Legal Officer, and each of them, the true and lawful proxies of the stockholder, with several powers of substitution, to each independently and without the other vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of BERRY GLOBAL GROUP, INC. to be held on March 1, 2018 and at any and all adjournments or postponements thereof, in accordance with the instructions on the reverse side, and in accordance with their best judgment in connection with such other business (including, in the event that any director nominee named in this proxy card is unwilling or unable to serve, the election of any substitute therefore) as may properly come before the Annual Meeting. The stockholder hereby revokes all prior proxies that the stockholder has given with respect to the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side